Alternative Loan Trust 2007-5CB
Issuing Entity

Final Term Sheet

$1,559,847,536
(Approximate)

CWALT, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED February 27, 2007

Mortgage Pass-Through Certificates, Series 2007-5CB

Distributions payable monthly, beginning March 26, 2007

__________________

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

	Initial Class Certificate Balance/Initial Notional Amount (1)	Pass-Through Rate (2)
Class 1-A-1	$143,325,000(3)	6.00%
Class 1-A-2	$44,773,000(3)	6.00%
Class 1-A-3	$2,900,000	6.00%
Class 1-A-4	$216,407,000	6.00%
Class 1-A-5	$25,000,000(4)	Floating
Class 1-A-6	$25,000,000	Floating
Class 1-A-7	$29,000	6.00%
Class 1-A-8	$29,000	6.00%
Class 1-A-9	$22,415,000	6.00%
Class 1-A-10	$340,743,000(3)	6.00%
Class 1-A-11	$12,240,000	6.00%
Class 1-A-12	$6,190,000	6.00%
Class 1-A-13	$33,540,000	6.00%
Class 1-A-14	$60,000,000(4)	Floating
Class 1-A-15	$60,000,000	Floating
Class 1-A-16	$46,423,000	6.00%
Class 1-A-17	$61,000	6.00%
Class 1-A-18	$275,640,000(4)	Floating
Class 1-A-19	$275,640,000	Floating
Class 1-A-20	$100,000,000(4)	Floating
Class 1-A-21	$100,000,000	Floating
Class 1-A-22	$30,000,000(4)	Floating
Class 1-A-23	$30,000,000	Floating
Class 1-A-24	$2,094,000	(5)
Class 1-A-25	$95,550,000(3)	5.50%
Class 1-A-26	$47,775,000(3)(4)	Floating
Class 1-A-27	$47,775,000(3)	Floating
Class 1-A-28	$114,660,000(3)	5.75%
Class 1-A-29	$28,665,000(3)(4)	Floating
Class 1-A-30	$28,665,000(3)	Floating
Class 1-A-31	$227,162,000 (3)	5.50%
Class 1-A-32	$113,581,000(3)(4)	Floating
Class 1-A-33	$113,581,000(3)	Floating
Class 1-A-34	$272,595,000(3)	5.75%
Class 1-A-35	$68,148,000(3)(4)	Floating
Class 1-A-36	$68,148,000(3)	Floating
Class 1-A-37	$188,098,000(3)	6.00%
Class 1-X	$1,336,102,464(4)	Variable
Class 2-A-1	$60,561,000	6.00%
Class 2-A-2	$950,000	6.00%
Class 2-A-3	$27,882,000	6.00%
Class 2-A-4	$50,000,000(4)	Floating
Class 2-A-5	$50,000,000	Floating
Class 2-A-6	$10,000	6.00%
Class 2-A-7	$9,000	6.00%
Class 2-X	$136,179,076(4)	Variable
Class PO	$240,436	(5)
Class A-R	$100	6.00%
Class M	$33,927,000	6.00%
Class B-1	$14,202,000	6.00%
Class B-2	$10,256,900	6.00%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the method for calculating their pass-through rates and their initial ratings, are listed in the tables under “Summary — Description of the Certificates” beginning on page S-6 of this free writing prospectus.

(3) The Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-35, Class 1-A-36 and Class 1-A-37 Certificates are exchangeable for certain proportions of the Class 1-A-1, Class 1-A-2 and Class 1-A-10 Certificates as described in this free writing prospectus. The maximum initial class certificate balances and notional amounts of the exchangeable certificates are set forth in the table but are not included in the aggregate class certificate balance of the certificates offered.

(4) The Class 1-A-5, Class 1-A-14, Class 1-A-18, Class 1-A-20, Class 1-A-22, Class 1-A-26, Class 1-A-29, Class 1-A-32, Class 1-A-35, Class 2-A-4, Class 1-X and Class 2-X Certificates are interest only notional amount certificates. The initial notional amounts are set forth in the table but are not included in the aggregate class certificate balance of the certificates offered.

(5) The Class 1-A-24 and Class PO Certificates are principal only certificates and will not accrue interest.

Summary

Issuing Entity

Alternative Loan Trust 2007-5CB, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of February 1, 2007 and the date of origination for that mortgage loan (the “cut-off date”).

Closing Date

On or about February 27, 2007.

The Mortgage Loans

The mortgage loans will consist of two loan groups. Each loan group will consist primarily of 30-year conventional fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the aggregate current principal balance of the mortgage loans in both loan groups was approximately $1,577,994,466 and the mortgage loans in each of loan group 1 and loan group 2 had the following characteristics:

Loan Group 1

Aggregate Current Principal Balance	$1,431,457,250
Geographic Concentrations in excess of 10%:
California	22.68%
Florida	10.69%
Weighted Average Original LTV Ratio	70.09%
Weighted Average Mortgage Rate	6.598%
Range of Mortgage Rates	6.250% to 8.000%
Average Current Principal Balance	$219,280
Range of Current Principal Balances	$23,500 to $743,308
Weighted Average Remaining Term to Maturity	359 months
Weighted Average FICO Credit Score	715

Loan Group 2

Aggregate Current Principal Balance	$146,537,216
Geographic Concentrations in excess of 10%:
California	22.70%
Weighted Average Original LTV Ratio	70.19%
Weighted Average Mortgage Rate	6.599%
Range of Mortgage Rates	6.250% to 7.875%
Average Current Principal Balance	$226,838
Range of Current Principal Balances	$20,001 to $612,000
Weighted Average Remaining Term to Maturity	359 months
Weighted Average FICO Credit Score	714

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance/Initial Notional Amount (1)	Type	Initial Rating (Fitch) (2)	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
Class 1-A-1	$143,325,000	Senior/Fixed Pass-Through Rate/Planned Balance/ Depositable(3)	AAA	Aaa	AAA

Class 1-A-2	$44,773,000	Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior/Depositable(3)	AAA	Aaa	AAA

Class 1-A-3	$2,900,000	Senior/Fixed Pass-Through Rate	AAA	Aaa	AAA

Class 1-A-4	$216,407,000	Senior/Fixed Pass-Through Rate/NAS/Super Senior	AAA	Aaa	AAA

Class 1-A-5	$25,000,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa	AAA

Class 1-A-6	$25,000,000	Senior/Floating Pass-Through Rate/Accretion Directed/Targeted Balance/Super Senior	AAA	Aaa	AAA

Class 1-A-7	$29,000	Senior/Fixed Pass-Through Rate/Accrual/Accretion Directed/Companion	AAA	Aaa	AAA

Class 1-A-8	$29,000	Senior/Fixed Pass-Through Rate/Accrual/Companion	AAA	Aaa	AAA

Class 1-A-9	$22,415,000	Senior/Fixed Pass-Through Rate/NAS/Support	AAA	Aa1	AAA

Class 1-A-10	$340,743,000	Senior/Fixed Pass-Through Rate/Planned Balance/Depositable(3)	AAA	Aaa	AAA

Class 1-A-11	$12,240,000	Senior/Fixed Pass-Through Rate/Planned Balance	AAA	Aaa	AAA

Class 1-A-12	$6,190,000	Senior/Fixed Pass-Through Rate	AAA	Aaa	AAA

Class 1-A-13	$33,540,000	Senior/Fixed Pass-Through Rate/NAS/Super Senior	AAA	Aaa	AAA

Class 1-A-14	$60,000,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa	AAA

Class 1-A-15	$60,000,000	Senior/Floating Pass-Through Rate/Accretion Directed/Targeted Balance	AAA	Aaa	AAA

Class 1-A-16	$46,423,000	Senior/Fixed Pass-Through Rate/Accrual/Accretion Directed/Companion	AAA	Aaa	AAA

Class	Initial Class Certificate Balance/Initial Notional Amount (1)	Type	Initial Rating (Fitch) (2)	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Class 1-A-17	$61,000	Senior/Fixed Pass-Through Rate/Accrual/Companion	AAA	Aaa	AAA

Class 1-A-18	$275,640,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa	AAA

Class 1-A-19	$275,640,000	Senior/Floating Pass-Through Rate/Accretion Directed/Targeted Balance	AAA	Aaa	AAA

Class 1-A-20	$100,000,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa	AAA

Class 1-A-21	$100,000,000	Senior/Floating Pass-Through Rate/Accretion Directed/Targeted Balance/Super Senior	AAA	Aaa	AAA

Class 1-A-22	$30,000,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa	AAA

Class 1-A-23	$30,000,000	Senior/Floating Pass-Through Rate/Accretion Directed/Targeted Balance	AAA	Aaa	AAA

Class 1-A-24	$2,094,000	Senior/Principal Only/Accretion Directed/Targeted Balance	AAA	Aaa	AAA

Class 1-A-25	$95,550,000	Senior/Fixed Pass-Through Rate/Planned Balance/Exchangeable(3)	AAA	Aaa	AAA

Class 1-A-26	$47,775,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Planned Balance/Exchangeable(3)	AAA	Aaa	AAA

Class 1-A-27	$47,775,000	Senior/Floating Pass-Through Rate/Planned Balance/Exchangeable(3)	AAA	Aaa	AAA

Class 1-A-28	$114,660,000	Senior/Fixed Pass-Through Rate/Planned Balance/Exchangeable(3)	AAA	Aaa	AAA

Class 1-A-29	$28,665,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Planned Balance/Exchangeable(3)	AAA	Aaa	AAA

Class 1-A-30	$28,665,000	Senior/Floating Pass-Through Rate/Planned Balance/Exchangeable(3)	AAA	Aaa	AAA

Class 1-A-31	$227,162,000	Senior/Fixed Pass-Through Rate/Planned Balance/Exchangeable(3)	AAA	Aaa	AAA

Class	Initial Class Certificate Balance/Initial Notional Amount (1)	Type	Initial Rating (Fitch) (2)	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Class 1-A-32	$113,581,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Planned Balance/Exchangeable(3)	AAA	Aaa	AAA

Class 1-A-33	$113,581,000	Senior/Floating Pass-Through Rate/Planned Balance/Exchangeable(3)	AAA	Aaa	AAA

Class 1-A-34	$272,595,000	Senior/Fixed Pass-Through Rate/Planned Balance/Exchangeable(3)	AAA	Aaa	AAA

Class 1-A-35	$68,148,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Planned Balance/Exchangeable(3)	AAA	Aaa	AAA

Class 1-A-36	$68,148,000	Senior/Floating Pass-Through Rate/Planned Balance/Exchangeable(3)	AAA	Aaa	AAA

Class 1-A-37	$188,098,000	Senior/Fixed Pass-Through Rate/Planned Balance/Exchangeable(3)	AAA	Aaa	AAA

Class 1-X	$1,336,102,464	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa	AAA

Class 2-A-1	$60,561,000	Senior/Fixed Pass-Through Rate/Planned Balance	AAA	Aaa	AAA

Class 2-A-2	$950,000	Senior/Fixed Pass-Through Rate	AAA	Aaa	AAA

Class 2-A-3	$27,882,000	Senior/Fixed Pass-Through Rate/NAS	AAA	Aaa	AAA

Class 2-A-4	$50,000,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa	AAA

Class 2-A-5	$50,000,000	Senior/Floating Pass-Through Rate/Accretion Directed/Targeted Balance	AAA	Aaa	AAA

Class 2-A-6	$10,000	Senior/Fixed Pass-Through Rate/Accrual/Accretion Directed/Companion	AAA	Aaa	AAA

Class 2-A-7	$9,000	Senior/Fixed Pass-Through Rate/Accrual/Companion	AAA	Aaa	AAA

Class 2-X	$136,179,076	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa	AAA

Class PO	$240,436	Senior/Principal Only/Component	AAA	Aaa	AAA

Class	Initial Class Certificate Balance/Initial Notional Amount (1)	Type	Initial Rating (Fitch) (2)	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Class A-R	$100	Senior/Fixed Pass-Through Rate/Residual	AAA	Aaa	AAA

Class M	$33,927,000	Subordinate/Fixed Pass- Through Rate	AA	Aa3	Aa-

Class B-1	$14,202,000	Subordinate/Fixed Pass- Through Rate	A	A3	A-

Class B-2	$10,256,900	Subordinate/Fixed Pass- Through Rate	BBB	Baa3	BBB-

Non-Offered Certificates (4)

Class B-3	$7,101,000	Subordinate/Fixed Pass- Through Rate

Class B-4	$6,312,000	Subordinate/Fixed Pass- Through Rate

Class B-5	$4,734,029	Subordinate/Fixed Pass- Through Rate

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
Certain proportions of the Class 1-A-1, Class 1-A-2 and Class 1-A-10 Certificates may be deposited in exchange for the Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-35, Class 1-A-36 and Class 1-A-37, as applicable, as described in this free writing prospectus under “Description of the Certificates—Exchangeable Certificates.” The maximum initial class certificate balances or notional amounts of the Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-35, Class 1-A-36 and Class 1-A-37 are set forth in the table.

(4)
The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A-1	6.00%	calendar month (1)	30/360 (2)
Class 1-A-2	6.00%	calendar month (1)	30/360 (2)
Class 1-A-3	6.00%	calendar month (1)	30/360 (2)
Class 1-A-4	6.00%	calendar month (1)	30/360 (2)
Class 1-A-5	5.40% - LIBOR (3)	(4)	30/360 (2)
Class 1-A-6	LIBOR + 0.60% (3)	(4)	30/360 (2)
Class 1-A-7	6.00%	calendar month (1)	30/360 (2)
Class 1-A-8	6.00%	calendar month (1)	30/360 (2)
Class 1-A-9	6.00%	calendar month (1)	30/360 (2)
Class 1-A-10	6.00%	calendar month (1)	30/360 (2)
Class 1-A-11	6.00%	calendar month (1)	30/360 (2)
Class 1-A-12	6.00%	calendar month (1)	30/360 (2)
Class 1-A-13	6.00%	calendar month (1)	30/360 (2)
Class 1-A-14	5.35% - LIBOR (3)	(4)	30/360 (2)
Class 1-A-15	LIBOR + 0.40% (3)	(4)	30/360 (2)
Class 1-A-16	6.00%	calendar month (1)	30/360 (2)
Class 1-A-17	6.00%	calendar month (1)	30/360 (2)
Class 1-A-18	5.65% - LIBOR (3)	(4)	30/360 (2)
Class 1-A-19	LIBOR + 0.45% (3)	(4)	30/360 (2)
Class 1-A-20	5.46% - LIBOR (3)	(4)	30/360 (2)
Class 1-A-21	LIBOR + 0.54% (3)	(4)	30/360 (2)
Class 1-A-22	5.45% - LIBOR (3)	(4)	30/360 (2)
Class 1-A-23	LIBOR + 0.55% (3)	(4)	30/360 (2)
Class 1-A-24	(5)	N/A	N/A
Class 1-A-25	5.50%	calendar month (1)	30/360 (2)
Class 1-A-26	6.75% - LIBOR (3)	(4)	30/360 (2)
Class 1-A-27	LIBOR + 0.25% (3)	(4)	30/360 (2)
Class 1-A-28	5.75%	calendar month (1)	30/360 (2)
Class 1-A-29	6.75% - LIBOR (3)	(4)	30/360 (2)
Class 1-A-30	LIBOR + 0.25% (3)	(4)	30/360 (2)
Class 1-A-31	5.50%	calendar month (1)	30/360 (2)
Class 1-A-32	6.75% - LIBOR (3)	(4)	30/360 (2)
Class 1-A-33	LIBOR + 0.25% (3)	(4)	30/360 (2)
Class 1-A-34	5.75%	calendar month (1)	30/360 (2)
Class 1-A-35	6.75% - LIBOR (3)	(4)	30/360 (2)
Class 1-A-36	LIBOR + 0.25% (3)	(4)	30/360 (2)
Class 1-A-37	6.00%	calendar month (1)	30/360 (2)
Class 2-A-1	6.00%	calendar month (1)	30/360 (2)
Class 2-A-2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-3	6.00%	calendar month (1)	30/360 (2)
Class 2-A-4	5.48% - LIBOR (3)	(4)	30/360 (2)
Class 2-A-5	LIBOR + 0.52% (3)	(4)	30/360 (2)
Class 2-A-6	6.00%	calendar month (1)	30/360 (2)
Class 2-A-7	6.00%	calendar month (1)	30/360 (2)
Class PO	(5)	N/A	N/A
Class 1-X	(6)	calendar month (1)	30/360 (2)
Class 2-X	(7)	calendar month (1)	30/360 (2)
Class A-R	6.00%	calendar month (1)	30/360 (2)
Class M	6.00%	calendar month (1)	30/360 (2)
Class B-1	6.00%	calendar month (1)	30/360 (2)
Class B-2	6.00%	calendar month (1)	30/360 (2)

Non-Offered Certificates
Class B-3	6.00%	calendar month (1)	30/360 (2)
Class B-4	6.00%	calendar month (1)	30/360 (2)

Class	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Class B-5	6.00%	calendar month (1)	30/360 (2)

(1)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2)	Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30 day months.

(3)
The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under “Description of the Certificates - Determination of LIBOR.”

(4)
The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(5)	The Class 1-A-24 and Class PO Certificates are principal only certificates and will not accrue any interest.

(6)
The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%.

(7)
The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes/Components of Certificates
Group 1 Senior Certificates
Class 1-A-1, Class 1-A-2, Class
1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24 and Class 1-X Certificates and Class PO-1 Component

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class A-R, Class 2-X Certificates and Class PO-2 Component

Senior Certificate Group	Each of the Group 1 Senior Certificates and the Group 2 Senior Certificates

Senior Certificates	Group 1 Senior Certificates and Group 2 Senior Certificates

Subordinated Certificates	Class M and Class B Certificates

Class A Certificates
Class 1-A-1, Class 1-A-2, Class
1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A- 25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-35, Class 1-A-36, Class 1-A-37, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7 and Class A-R Certificates

Class X Certificates	Class 1-X and Class 2-X Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

LIBOR Certificates
Class 1-A-5, Class 1-A-6, Class 1-A-14, Class 1-A-15, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-26, Class 1-A-27, Class 1-A-29, Class 1-A-30, Class 1-A-32, Class 1-A-33, Class 1-A-35, Class 1-A-36, Class 2-A-4 and Class 2-A-5 Certificates

Notional Amount Certificates	Class 1-A-5, Class 1-A-14, Class 1-A-18, Class 1-A-20, Class 1-A-22, Class 1-A-26, Class 1-A-29, Class 1-A-32, Class 1-A-35, Class 2-A-4 and Class X Certificates
Depositable Certificates	Class 1-A-1, Class 1-A-2 and Class 1-A-10 Certificates

Exchangeable Certificates	Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-35, Class 1-A-36 and Class 1-A-37 Certificates

Class PO Certificates	Class PO-1 and Class PO-2 Components

Offered Certificates	Class A, Class X, Class PO, Class M, Class B-1 and Class B-2 Certificates

Record Date

The last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on March 26, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for each class of certificates is the distribution date in April 2037. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table beginning on page S-10.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive or accrete:

•
interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

•	any interest that was not paid or accreted on prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as interest on the related depositable certificates that have been deposited.

The Class 1-A-7, Class 1-A-8, Class 1-A-16, Class 1-A-17, Class 2-A-6 and Class 2-A-7 Certificates are accrual certificates. Interest will accrue on the Class 1-A-7, Class 1-A-8, Class 1-A-16, Class 1-A-17, Class 2-A-6 and Class 2-A-7 Certificates during each interest accrual period at a per annum rate of 6.00%. However, these accrued interest amounts will not be distributed as interest to the Class 1-A-7, Class 1-A-8, Class 1-A-16, Class 1-A-17, Class 2-A-6 and Class 2-A-7 Certificates until the related accrual termination date, which is the earlier of:

•	the date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

•
in the case of the Class 1-A-7 Certificates, the distribution date on which the aggregate class certificate balance of the Class 1-A-6, Class 1-A-21 and Class 1-A-23 Certificates is reduced to zero; or

•
in the case of the Class 1-A-8 Certificates, the distribution date on which the aggregate class certificate balance of the Class 1-A-6, Class 1-A-7, Class 1-A-21 and Class 1-A-23 Certificates is reduced to zero; or

•
in the case of the Class 1-A-16 Certificates, the distribution date on which the aggregate class certificate balance of the Class 1-A-15, Class 1-A-19 and Class 1-A-24 Certificates is reduced to zero; or

•
in the case of the Class 1-A-17 Certificates, the distribution date on which the aggregate class certificate balance of the Class 1-A-15, Class 1-A-16, Class 1-A-19 and Class 1-A-24 Certificates is reduced to zero; or

•	in the case of the Class 2-A-6 Certificates, the distribution date on which the class certificate balance of the Class 2-A-5 Certificates is reduced to zero; or

•	in the case of the Class 2-A-7 Certificates, the distribution date on which the aggregate class certificate balance of the Class 2-A-5 and Class 2-A-6 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the respective class certificate balances of the Class 1-A-7, Class 1-A-8, Class 1-A-16, Class 1-A-17, Class 2-A-6 and Class 2-A-7 Certificates, as applicable, on the related distribution date.

The Class 1-A-24 and Class PO Certificates do not bear interest.

Allocation of Net Interest Shortfalls:

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates entitled to receive or accrete distributions of interest on that distribution date based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class’ share of the assumed balance, as described more fully under “Description of the Certificates — Interest”), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution or accretion of the interest entitlement on the related certificates in the order described below under “— Priority of Distributions Among Certificates”, interest will be distributed or accreted on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

On each distribution date, each class of exchangeable certificates will be allocated a proportionate share of the net interest shortfalls allocated to the related classes of depositable certificates that have been deposited.

Corridor Contracts

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of six separate interest rate corridor contracts:

•	the Class 1-A-6 corridor contract,

•	the Class 1-A-15 corridor contract,

•	the Class 1-A-19 corridor contract,

•	the Class 1-A-21 corridor contract,

•	the Class 1-A-23 corridor contract, and

•	the Class 2-A-5 corridor contract.

Payments under the corridor contracts will be made to the Class 1-A-6, Class 1-A-15, Class 1-A-19, Class 1-A-21, Class 1-A-23 and Class 2-A-5 Certificates, as applicable, pursuant to the formulas described in this free writing prospectus.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

•
All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupon for both loan group 1 and loan group 2 is 6.00%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

•
in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

•
in the case of principal prepayments the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under “—Amounts Available for Distributions on the Certificates.”

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as principal of the related classes of depositable certificates that have been deposited.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

Exchanging Certificates Through Combination and Recombination

Depositable certificates may be exchanged for a proportionate interest in one or more classes of exchangeable certificates as shown on Annex I. Depositable certificates can be exchanged for the exchangeable certificates by notifying the trustee, depositing the correct proportions of the applicable depositable certificates and paying an exchange fee. Principal of and interest on the depositable certificates so deposited is used to pay principal of and interest on the related exchangeable certificates. Annex I lists the available combinations of the depositable certificates eligible for exchange for the exchangeable certificates.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loan in a loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans in that loan group;

•
partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

•
any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

•	the master servicing fee and additional servicing compensation due to the master servicer;

•	the trustee fee due to the trustee;

•	lender paid mortgage insurance premiums, if any;

•
the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in each loan group will equal one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.250% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to liquidated mortgage loans as described under “Description of the Certificates —Priority of Distributions Among Certificates”.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

•
to principal of the classes of senior certificates and components relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•
to any deferred amounts payable on the Class PO Component related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

•
to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

•	any remaining available amounts to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 1-A-7 Certificates added to its class certificate balance will be distributed as principal in the following order:

•
concurrently, to the Class 1-A-6, Class 1-A-21 and Class 1-A-23 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus), after giving effect to the distribution of the accrued interest on the Class 1-A-8 Certificates; and

•	to the Class 1-A-7 Certificates, until its class certificate balance is reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 1-A-8 Certificates added to its class certificate balance will be distributed as principal in the following order:

•
concurrently, to the Class 1-A-6, Class 1-A-21 and Class 1-A-23 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date;

•	to the Class 1-A-7 Certificates, until its class certificate balance is reduced to zero;

•
concurrently, to the Class 1-A-6, Class 1-A-21 and Class 1-A-23 Certificates, pro rata, without regard to their aggregate targeted balance for that distribution date, until their respective class certificate balances are reduced to zero; and

•	to the Class 1-A-8 Certificates, until its class certificate balance is reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 1-A-16 Certificates added to its class certificate balance will be distributed as principal in the following order:

•
concurrently, to the Class 1-A-15, Class 1-A-19 and Class 1-A-24 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus), after giving effect to the distribution of accrued interest on the Class 1-A-17 Certificates; and

•	to the Class 1-A-16 Certificates, until its class certificate balance is reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 1-A-17 Certificates added to its class certificate balance will be distributed as principal in the following order:

•
concurrently, to the Class 1-A-15, Class 1-A-19 and Class 1-A-24 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date;

•	to the Class 1-A-16 Certificates, until its class certificate balance is reduced to zero;

•
concurrently, to the Class 1-A-15, Class 1-A-19 and Class 1-A-24, pro rata, without regard to their aggregate targeted balance for that distribution date, until their respective class certificate balances are reduced to zero; and

•	to the Class 1-A-17 Certificates, until its class certificate balance is reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 2-A-6 Certificates added to its class certificate balance will be distributed as principal in the following order:

•
to the Class 2-A-5 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus), after giving effect to the distribution of accrued interest on the Class 2-A-7 Certificates; and

•	to the Class 2-A-6 Certificates, until its class certificate balance is reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 2-A-7 Certificates added to its class certificate balance will be distributed as principal in the following order:

•	to the Class 2-A-5 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date;

•	to the Class 2-A-6 Certificates, until its class certificate balance is reduced to zero;

•	to the Class 2-A-5 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero; and

•	to the Class 2-A-7 Certificates, until its class certificate balance is reduced to zero.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, after distribution of the accrual amounts, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order:

Distributions with Respect to Loan Group 1

Sequentially:

(1) concurrently, to the Class 1-A-4, Class 1-A-9 and Class 1-A-13 Certificates, pro rata, the group 1 priority amount, (which is zero for the first five years and will increase as described under “Description of the Certificates—Principal” in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(2) concurrently:

(a) 31.7643721998%, in the following order:

(i) sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate to their aggregate planned balance for that distribution date;

(ii) concurrently, to the Class 1-A-6, Class 1-A-21 and Class 1-A-23 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date;

(iii) to the Class 1-A-7 Certificates, until its class certificate balance is reduced to zero;

(iv) concurrently, to the Class 1-A-6, Class 1-A-21 and Class 1-A-23 Certificates, pro rata, without regard to their aggregate targeted balance for that distribution date, until their respective class certificate balances are reduced to zero;

(v) to the Class 1-A-8 Certificates, until its class certificate balance is reduced to zero;

(vi) sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero; and

(vii) to the Class 1-A-3 Certificates, until its class certificate balance is reduced to zero; and

(b) 68.2356278002%, in the following order:

(i) sequentially, to the Class 1-A-10 and Class 1-A-11 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate to their aggregate planned balance for that distribution date;

(ii) concurrently, to the Class 1-A-15, Class 1-A-19 and Class 1-A-24 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date;

(iii) to the Class 1-A-16 Certificates, until its class certificate balance is reduced to zero;

(iv) concurrently, to the Class 1-A-15, Class 1-A-19 and Class 1-A-24 Certificates, pro rata, without regard to their aggregate targeted balance for that distribution date, until their respective class certificate balances are reduced to zero;

(v) to the Class 1-A-17 Certificates, until its class certificate balance is reduced to zero;

(vi) sequentially, to the Class 1-A-10 and Class 1-A-11 Certificates, in that order, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero; and

(vii) to the Class 1-A-12 Certificates, until its class certificate balance is reduced to zero; and

(3) concurrently, to the Class 1-A-4, Class 1-A-9 and Class 1-A-13 Certificates, pro rata, without regard to the group 1 priority amount, until their respective class certificate balances are reduced to zero.

Distributions with Respect to Loan Group 2

Sequentially:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) to the Class 2-A-3 Certificates, the group 2 priority amount, (which is zero for the first five years and will increase as described under “Description of the Certificates—Principal” in this free writing prospectus), until its class certificate balance is reduced to zero;

(3) to the Class 2-A-1 Certificates, in an amount up to the amount necessary to reduce its class certificate to its planned balance for that distribution date;

(4) to the Class 2-A-5 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date;

(5) to the Class 2-A-6 Certificates, until its class certificate balance is reduced to zero;

(6) to the Class 2-A-5 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero;

(7) to the Class 2-A-7 Certificates, until its class certificate balance is reduced to zero;

(8) to the Class 2-A-1 Certificates, without regard to its planned balance for that distribution date, until its class certificate balance is reduced to zero;

(9) to the Class 2-A-2 Certificates, until its class certificate balance is reduced to zero; and

(10)  to the Class 2-A-3 Certificates, without regard to the group 2 priority amount, until its class certificate balance is reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

•	available funds for the related loan group remaining after distribution or accretion of interest on the senior certificates in the same certificate group; and

•
a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to each loan group, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted class will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to each restricted class will be allocated to those classes of subordinated certificates that are not a restricted class, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

•
the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

•	the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

•
first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero; and

•
second, concurrently, to the senior certificates of the related senior certificate group (other than the related Class PO Component and the notional amount certificates) pro rata, based upon their respective class certificate balances, or in the case of the Class 1-A-7, Class 1-A-8, Class 1-A-16, Class 1-A-17, Class 2-A-6 and Class 2-A-7 Certificates, on the basis of the lesser of their respective class certificate balances immediately prior to that distribution date and their respective initial class certificate balances, until their respective class certificate balances are reduced to zero, except that a portion of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-2, Class 1-A-4, Class 1-A-6, Class 1-A-13, and Class 1-A-21 Certificates will instead be allocated to the Class 1-A-9 Certificates, until its class certificate balance is reduced to zero.

 Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under “— Allocation of Realized Losses.” Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under “— Allocation of Losses.”

Additionally, as described above under “— Principal Payments,” the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans in that loan group) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for the related loan group (any such group, an “undercollateralized group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component and related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an “undercollateralization distribution”). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until the undercollateralized group is no longer undercollateralized.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers will be required to repurchase, or substitute, with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held in trust, and a single class of REMIC residual interest. The senior and subordinate certificates (including the depositable certificates and the exchangeable certificates) will represent beneficial ownership of one or more of the uncertificated Master REMIC regular interests held in trust. The Class 1-A-6, Class 1-A-15, Class 1-A-19, Class 1-A-21, Class 1-A-23 and Class 2-A-5 Certificates will also represent the right to receive yield supplement amounts from the supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, corridor contracts and corridor contract reserve fund will not constitute any part of any REMIC described in the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class PO, Class X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-6, Class 1-A-15, Class 1-A-19, Class 1-A-21, Class 1-A-23 and Class 2-A-5 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the related corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions or a statutory exemption as described in this free writing prospectus under “ERISA Considerations — ERISA Considerations With Respect to the Corridor Contracts.”

Legal Investment

The Class A, Class X, Class PO and Class M Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-5CB, will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-35, Class 1-A-36, Class 1-A-37, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 1-X, Class 2-X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes/Components of Certificates
Group 1 Senior Certificates
Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24 and Class 1-X Certificates and Class PO-1 Component

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class A-R, Class 2-X Certificates and Class PO-2 Component

Senior Certificate Group	Each of the Group 1 Senior Certificates and the Group 2 Senior Certificates
Senior Certificates	Group 1 Senior Certificates and Group 2 Senior Certificates

Subordinated Certificates	Class M and Class B Certificates

Class A Certificates
Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A- 25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-35, Class 1-A-36, Class 1-A-37, Class 2-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7 and Class A-R Certificates

Class X Certificates	Class 1-X and Class 2-X Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Designation	Classes/Components of Certificates
LIBOR Certificates
Class 1-A-5, Class 1-A-6, Class 1-A-14, Class 1-A-15, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-26, Class 1-A-27, Class 1-A-29, Class 1-A-30, Class 1-A-32, Class 1-A-33, Class 1-A-35, Class 1-A-36, Class 2-A-4 and Class 2-A-5 Certificates

Notional Amount Certificates	Class 1-A-5, Class 1-A-14, Class 1-A-18, Class 1-A-20, Class 1-A-22, Class 1-A-26, Class 1-A-29, Class 1-A-32, Class 1-A-35, Class 2-A-4 and Class X Certificates

Depositable Certificates	Class 1-A-1, Class 1-A-2 and Class 1-A-10 Certificates

Exchangeable Certificates	Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-35, Class 1-A-36 and Class 1-A-37 Certificates

Class PO Certificates	Class PO-1 and Class PO-2 Components

Offered Certificates	Class A, Class X, Class PO, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

Class	Type

Class 1-A-1	Senior/Fixed Pass-Through Rate/Planned Balance/Depositable

Class 1-A-2	Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior/Depositable

Class 1-A-3	Senior/Fixed Pass-Through Rate

Class 1-A-4	Senior/Fixed Pass-Through Rate/NAS/Super Senior

Class 1-A-5	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

Class 1-A-6	Senior/Floating Pass-Through Rate/Accretion Directed/Targeted Balance/Super Senior

Class 1-A-7	Senior/Fixed Pass-Through Rate/Accrual/Accretion Directed/Companion

Class 1-A-8	Senior/Fixed Pass-Through Rate/Accrual/Companion

Class 1-A-9	Senior/Fixed Pass-Through Rate/NAS/Support

Class 1-A-10	Senior/Fixed Pass-Through Rate/Planned Balance/Depositable

Class 1-A-11	Senior/Fixed Pass-Through Rate/Planned Balance

Class 1-A-12	Senior/Fixed Pass-Through Rate

Class 1-A-13	Senior/Fixed Pass-Through Rate/NAS/Super Senior

Class 1-A-14	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

Class 1-A-15	Senior/Floating Pass-Through Rate/Accretion Directed/Targeted Balance

Class 1-A-16	Senior/Fixed Pass-Through Rate/Accrual/Accretion Directed/Companion

Class 1-A-17	Senior/Fixed Pass-Through Rate/Accrual/Companion

Class 1-A-18	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

Class 1-A-19	Senior/Floating Pass-Through Rate/Accretion Directed/Targeted Balance

Class 1-A-20	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

Class 1-A-21	Senior/Floating Pass-Through Rate/Accretion Directed/Targeted Balance/Super Senior

Class	Type

Class 1-A-22	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

Class 1-A-23	Senior/Floating Pass-Through Rate/Accretion Directed/Targeted Balance

Class 1-A-24	Senior/Principal Only/Accretion Directed/Targeted Balance

Class 1-A-25	Senior/Fixed Pass-Through Rate/Planned Balance/Exchangeable

Class 1-A-26	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Planned Balance/Exchangeable

Class 1-A-27	Senior/Floating Pass-Through Rate/Planned Balance/Exchangeable

Class 1-A-28	Senior/Fixed Pass-Through Rate/Planned Balance/Exchangeable

Class 1-A-29	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Planned Balance/Exchangeable

Class 1-A-30	Senior/Floating Pass-Through Rate/Planned Balance/Exchangeable

Class 1-A-31	Senior/Fixed Pass-Through Rate/Planned Balance/Exchangeable

Class 1-A-32	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Planned Balance/Exchangeable

Class 1-A-33	Senior/Floating Pass-Through Rate/Planned Balance/Exchangeable

Class 1-A-34	Senior/Fixed Pass-Through Rate/Planned Balance/Exchangeable

Class 1-A-35	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Planned Balance/Exchangeable

Class 1-A-36	Senior/Floating Pass-Through Rate/Planned Balance/Exchangeable

Class 1-A-37	Senior/Fixed Pass-Through Rate/Planned Balance/Exchangeable

Class 1-X	Senior/ Variable Pass-Through Rate/Notional Amount/Interest Only

Class 2-A-1	Senior/Fixed Pass-Through Rate/Planned Balance

Class 2-A-2	Senior/Fixed Pass-Through Rate

Class 2-A-3	Senior/Fixed Pass-Through Rate/NAS

Class 2-A-4	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

Class 2-A-5	Senior/Floating Pass-Through Rate/Accretion Directed/Targeted Balance

Class 2-A-6	Senior/Fixed Pass-Through Rate/Accrual/Accretion Directed/Companion

Class 2-A-7	Senior/Fixed Pass-Through Rate/Accrual/Companion

Class 2-X	Senior/ Variable Pass-Through Rate/Notional Amount/Interest Only

Class PO	Senior/Principal Only/Component

Class A-R	Senior/ Fixed Pass-Through Rate/Residual

Subordinated Certificates	Subordinate/Fixed Pass- Through Rate

The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The senior certificates will have an initial aggregate class certificate balance of approximately $1,501,461,536, and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.15% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M	2.15%
Class B-1	0.90%
Class B-2	0.65%
Class B-3	0.45%
Class B-4	0.40%
Class B-5	0.30%

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as payments of principal,

•	the amount of Realized Losses allocated to the class, and

•
in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under “— Allocation of Losses;” and in the case of the Class 1-A-7, Class 1-A-8, Class 1-A-16, Class 1-A-17, Class 2-A-6 and Class 2-A-7 Certificates, increased by

•	all interest accrued and added to their respective Class Certificates Balance prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See “The Agreements - Realization Upon Defaulted Loans - Application of Liquidation Proceeds” in the prospectus.

The Class Certificate Balance of the each outstanding class of Exchangeable Certificates for any Distribution Date will equal the proportionate share of the aggregate Class Certificate Balance immediately prior to that Distribution Date of the related classes of Depositable Certificates that have been deposited.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

Component Class

Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

Designation	Initial Component Balance
Class PO-1 Component	$222,403
Class PO-2 Component	$18,033

The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

The Class Certificate Balance of the Class PO Certificates on any Distribution Date will equal the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, “Class PO Component” will mean the Class PO-1 Component or the Class PO-2 Component, as applicable.

Notional Amount Certificates

The Class 1-A-5, Class 1-A-14, Class 1-A-18, Class 1-A-20, Class 1-A-22, Class 1-A-26, Class 1-A-29, Class 1-A-32, Class 1-A-35, Class 2-A-4, Class 1-X and Class 2-X Certificates are notional amount certificates.

The notional amount for the interest accrual period for any Distribution Date and;

•	the Class 1-A-5 Certificates will equal the Class Certificate Balance of the Class 1-A-6 Certificates immediately prior to such Distribution Date;

•	the Class 1-A-14 Certificates will equal the Class Certificate Balance of the Class 1-A-15 Certificates immediately prior to such Distribution Date;

•	the Class 1-A-18 Certificates will equal the Class Certificate Balance of the Class 1-A-19 Certificates immediately prior to such Distribution Date;

•	the Class 1-A-20 Certificates will equal the Class Certificate Balance of the Class 1-A-21 Certificates immediately prior to such Distribution Date;

•	the Class 1-A-22 Certificates will equal the Class Certificate Balance of the Class 1-A-23 Certificates immediately prior to such Distribution Date;

•	the Class 1-A-26 Certificates will equal the Class Certificate Balance of the Class 1-A-27 Certificates immediately prior to such Distribution Date;

•	the Class 1-A-29 Certificates will equal the Class Certificate Balance of the Class 1-A-30 Certificates immediately prior to such Distribution Date;

•	the Class 1-A-32 Certificates will equal the Class Certificate Balance of the Class 1-A-33 Certificates immediately prior to such Distribution Date;

•	the Class 1-A-35 Certificates will equal the Class Certificate Balance of the Class 1-A-36 Certificates immediately prior to such Distribution Date;

•	the Class 2-A-4 Certificates will equal the Class Certificate Balance of the Class 2-A-5 Certificates immediately prior to such Distribution Date;

•
the Class 1-X Certificates will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) and

•
the Class 2-X Certificates will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

Book-Entry Certificates; Denominations

The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates which in the aggregate will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities — Book-Entry Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities — Book-Entry Registration of Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under “— Interest” below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under “— Interest” below.

LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a “LIBOR Determination Date”). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under “Description of the Securities — Indices Applicable to Floating Rate and Inverse Floating Rate Classes — BBA Method.”

If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.32%.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the mortgage loans, including principal prepayments;

•	all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all Substitution Adjustment Amounts; and

•	all advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•
to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses”;

•
to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

•
to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•
to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•
to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•
to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “— Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the trustee fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•
to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Exchangeable Certificates Distribution Account. On or prior to the closing date, the trustee will establish an account (the “Exchangeable Certificates Distribution Account”), which will be maintained in trust for the benefit of the holders of the Exchangeable Certificates. The trustee will deposit or cause to be deposited in the Exchangeable Certificates Distribution Account all amounts it receives in respect of the Depositable Certificates that have been deposited, which will then be used to make distributions on that day to the applicable class or classes of then outstanding Exchangeable Certificates as described below. Funds on deposit in the Exchangeable Certificates Distribution Account will not be invested.

Investments of Amounts Held in Accounts

The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund will be invested in The Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the Class 1-A-6, Class 1-A-15, Class 1-A-19, Class 1-A-21, Class 1-A-23 and Class 2-A-5 Certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the Supplemental Interest Trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

Exchangeable Certificates

General. The Class 1-A-1, Class 1-A-2 and Class 1-A-10 Certificates are “Depositable Certificates.” All or a portion of the Depositable Certificates may be exchanged for a proportionate interest in the Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-35, Class 1-A-36 and Class 1-A-37 Certificates (the “Exchangeable Certificates”) in the combinations shown in Annex I. All or a portion of the Exchangeable Certificates may also be exchanged for the related classes of Depositable Certificates in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered. This process may occur repeatedly.

The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Certificate Balances of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions. Depositable Certificates and Exchangeable Certificates may be exchanged only in the combinations and in the proportions that the initial Class Certificate Balances of such certificates bear to one another as shown in Annex I.

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the uncertificated REMIC Interests underlying the related Depositable Certificates that are deposited and will receive a proportionate share of the distributions on those certificates.

Procedures. If a holder of Depositable Certificates wishes to exchange its Depositable Certificates for the related Exchangeable Certificates or a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates for the related Depositable Certificates, the certificateholder must notify the trustee no later than three business days before the proposed exchange date. Notice to the trustee may be provided by email to cwmacrs@bankofny.com or by telephone at (800) 254-2826. The exchange date will be subject to the trustee’s approval but it can generally be any business day other than the first or last business day of the month. The notice must (i) be on the certificateholder’s letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the certificates to be exchanged and the certificates to be received, the outstanding Class Certificate Balance and the initial Class Certificate Balance of the certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date. After receiving the notice, the trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee and, assuming the combination or exchange is a permitted combination or exchange as listed on Annex I, the certificateholder will use the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.

In connection with each exchange, the certificateholder must pay the trustee a fee equal to 1/32 of 1% of the outstanding Class Certificate Balance of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000. The exchange will be completed upon the receipt by the trustee of the exchange fee and the beneficial interest in the Depositable Certificates.

The trustee will make the first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.

Neither the trustee nor the depositor will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex I.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each mortgage loan multiplied by the master servicing fee rate (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that mortgage loan	Monthly

	• prepayment interest excess	Compensation	Interest paid by obligors with respect to certain prepayments on the mortgage loans.	Monthly

	• All late payment fees, assumption fees and other similar charges including prepayment charges	Compensation	Payments made by obligors with respect to the mortgage loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account.	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding mortgage loans. (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly

Expenses

Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the mortgage loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each mortgage loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan (6)
Time to time

Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account.	Monthly

(1)
If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See “The Agreements— Amendment” in the prospectus.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)
The master servicing fee rate for each mortgage loan will equal 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full, as described in this free writing prospectus under “Servicing of Mortgage Loans — Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans.”

(4)
“Excess Proceeds” with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)
Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7)
Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under “— Certain Matters Regarding the Master Servicer, the Depositor and the Sellers.”

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in March 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the group 1 senior certificates and the group 2 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for both loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order:

•	to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest entitlements;

•
to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under “Description of the Certificates — Principal,” in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

•
to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

•
to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under “Description of the Certificates — Interest” and “— Principal” in this free writing prospectus; and

•	any remaining available amounts to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of:

•
all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender acquired primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

•
all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than prepayment interest excess and the Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

In the event that Depositable Certificates are exchanged for the Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal and interest distributions on each class of Depositable Certificates that has been deposited. In addition, the Exchangeable Certificates will bear a proportionate share of losses and net interest shortfalls allocable to the classes of Depositable Certificates that have been deposited.

Interest

Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

LIBOR Certificates.

Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

Class	Initial Pass-Through Rate	Maximum/Minimum Pass-Through Rate	Formula for Calculation of Class Pass-Through Rate
Class 1-A-5	0.08%	5.40%/0.00%	5.40% - LIBOR
Class 1-A-6	5.92%	6.00%/0.60%	LIBOR + 0.60%
Class 1-A-14	0.03%	5.35%/0.00%	5.35% - LIBOR
Class 1-A-15	5.72%	5.75%/0.40%	LIBOR + 0.40%
Class 1-A-18	0.33%	5.65%/0.00%	5.65% - LIBOR
Class 1-A-19	5.77%	6.10%/0.45%	LIBOR + 0.45%
Class 1-A-20	0.14%	5.46%/0.00%	5.46% - LIBOR
Class 1-A-21	5.86%	6.00%/0.54%	LIBOR + 0.54%
Class 1-A-22	0.13%	5.45%/0.00%	5.45% - LIBOR
Class 1-A-23	5.87%	6.00%/0.55%	LIBOR + 0.55%
Class 1-A-26	1.43%	6.75%/0.00%	6.75% - LIBOR
Class 1-A-27	5.57%	7.00%/0.25%	LIBOR + 0.25%
Class 1-A-29	1.43%	6.75%/0.00%	6.75% - LIBOR
Class 1-A-30	5.57%	7.00%/0.25%	LIBOR + 0.25%

Class	Initial Pass-Through Rate	Maximum/Minimum Pass-Through Rate	Formula for Calculation of Class Pass-Through Rate
Class 1-A-32	1.43%	6.75%/0.00%	6.75% - LIBOR
Class 1-A-33	5.57%	7.00%/0.25%	LIBOR + 0.25%
Class 1-A-35	1.43%	6.75%/0.00%	6.75% - LIBOR
Class 1-A-36	5.57%	7.00%/0.25%	LIBOR + 0.25%
Class 2-A-4	0.16%	5.48%/0.00%	5.48% - LIBOR
Class 2-A-5	5.84%	6.00%/0.52%	LIBOR + 0.52%

Class 1-X and Class 2-X Certificates

The pass-through rate of the Class 1-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.3384795% per annum.

The pass-through rate of the Class 2-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.3291238% per annum.

The Class 1-A-24 and Class PO Certificates are principal only certificates and will not bear interest.

Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This “interest entitlement” for any interest-bearing class will be equal to the sum of:

•	interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

•
the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

For each Distribution Date on or prior to a Corridor Contract Termination Date on which LIBOR exceeds the related Corridor Contract Strike Rate, in addition to the interest entitlement described above, the Class 1-A-6, Class 1-A-15, Class 1-A-19, Class 1-A-21, Class 1-A-23 or Class 2-A-5 Certificates, as applicable, will be entitled to receive the related yield supplement amount from payments under the applicable Corridor Contract.

Allocation of Net Interest Shortfalls

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls for that Distribution Date experienced by (a) the related loan group, with respect to the interest-bearing senior certificates and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

With respect to any Distribution Date, a “net prepayment interest shortfall” for each loan group is the amount by which the aggregate of prepayment interest shortfalls for that loan group and Distribution Date exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group.

A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month’s interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the mortgage loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “The Agreements — Certain Legal Aspects of the Loans — Servicemembers Civil Relief Act” in the prospectus.

A “Debt Service Reduction” is the modification of the terms of a mortgage loan in the course of a borrower’s bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates entitled to receive or accrete distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class’ share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls. On each Distribution Date, each outstanding class of Exchangeable Certificates will be allocated a proportionate share of the Net Interest Shortfalls allocated to the related classes of Depositable Certificates that have been deposited.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The “Assumed Balance” for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

Each class’ pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under “— Priority of Distributions Among Certificates” are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates related to that loan group, interest will be distributed or accreted on each class of certificates of equal priority, pro rata based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

The Corridor Contracts

The Class 1-A-6, Class 1-A-15, Class 1-A-19, Class 1-A-21, Class 1-A-23 or Class 2-A-5 Certificates will have the benefit of separate interest rate corridor contracts (each a “Corridor Contract” and, together, the “Corridor Contracts”).

•	the Class 1-A-6 Corridor Contract,

•	the Class 1-A-15 Corridor Contract,

•	the Class 1-A-19 Corridor Contract,

•	the Class 1-A-21 Corridor Contract,

•	the Class 1-A-23 Corridor Contract, and

•	the Class 2-A-5 Corridor Contract.

The Corridor Contracts will be assets of a separate trust (the “supplemental interest trust”) created under the pooling and servicing agreement for the benefit of the Class 1-A-6, Class 1-A-15, Class 1-A-19, Class 1-A-21, Class 1-A-23 or Class 2-A-5 Certificates.

Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation, as if such an ISDA Master Agreement had been executed by the supplemental interest trustee and the Corridor Contract Counterparty on the date that such Corridor Contract was executed. Each Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

With respect to each Corridor Contract and any Distribution Date (beginning with the Distribution Date in March 2007, until the applicable Distribution Date in the month set forth in the table below) (each, a “Corridor Contract Termination Date”), the amount payable by the Corridor Contract Counterparty under a Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the related Corridor Contract Ceiling Rate for such Distribution Date over (y) the related Corridor Contract Strike Rate for such Distribution Date, (ii) the related Corridor Contract Notional Balance for such Distribution Date and (iii) (x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months divided by (y) 360.

The Corridor Contract Start Date, Corridor Contract Termination Date, Corridor Contract Ceiling Rate and Corridor Contract Strike Rate for each Corridor Contract are as follows:

Class of Certificates	Corridor Contract Start Date	Corridor Contract Termination Date	Corridor Contract Ceiling Rate	Corridor Contract Strike Rate
Class 1-A-6	March 25, 2007	June 25, 2009	8.90%	5.40%
Class 1-A-15	March 25, 2007	October 25, 2023	9.10%	5.35%
Class 1-A-19	March 25, 2007	June 25, 2020	9.05%	5.65%
Class 1-A-21	March 25, 2007	January 25, 2011	8.96%	5.46%
Class 1-A-23	March 25, 2007	January 25, 2011	8.95%	5.45%
Class 2-A-5	March 25, 2007	October 25, 2011	8.98%	5.48%

The Corridor Contracts are based on a constant prepayment rate (“CPR”) or an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. 100% of the Corridor Contract Prepayment Assumption (the “Corridor Contract Prepayment Assumption”) assumes a CPR of 8% per annum of the then outstanding principal balance of the applicable mortgage loans in the first month of the life of the mortgage loans and an approximately 1.4545454545% (precisely, 16%/11) per annum in second through eleven months. Beginning in the twelfth month and each month thereafter during the life of the mortgage loans, 100% CPR assumes a CPR of 24% per annum each month.

The Class 1-A-6 Corridor Contract Notional Balance is based on the mortgage loans having a prepayment rate equal to 100% of the Corridor Contract Prepayment Assumption. The Class 1-A-15 Corridor Contract Notional Balance is based on the mortgage loans having a prepayment rate equal to 70% of the Corridor Contract Prepayment Assumption. The Class 1-A-19 Corridor Contract Notional Balance is based on the mortgage loans having a prepayment rate equal to 75% of the Corridor Contract Prepayment Assumption. The Class 1-A-21 Corridor Contract Notional Balance is based on the mortgage loans having a prepayment rate equal to 75% of the Corridor Contract Prepayment Assumption. The Class 1-A-23 Corridor Contract Notional Balance is based on the mortgage loans having a prepayment rate equal to 75% of the Corridor Contract Prepayment Assumption. The Class 2-A-5 Corridor Contract Notional Balance is based on the mortgage loans having a prepayment rate equal to 70% of the Corridor Contract Prepayment Assumption.

The “Class 1-A-6 Corridor Contract Notional Balance,” the “Class 1-A-15 Corridor Contract Notional Balance,” the “Class 1-A-19 Corridor Contract Notional Balance,” the “Class 1-A-21 Corridor Contract Notional Balance,” the “Class 1-A-23 Corridor Contract Notional Balance” and the “Class 2-A-5 Corridor Contract Notional Balance” are as described in the following tables:

On or prior to the Corridor Contract Termination Date, amounts (if any) received under a Corridor Contract by the supplemental interest trustee will be used to pay the related Yield Supplement Amount, as described below under “— The Corridor Contract Reserve Fund.” Amounts received on the Corridor Contract will not be available to make distributions on any class of certificates other than the related class of certificates.

The “Corridor Contract Notional Balance” is as described in the following tables:

Month of Distribution Date	Class 1-A-6 Corridor Contract Notional Balance ($)
March 2007	25,000,000
April 2007	24,508,091
May 2007	23,931,942
June 2007	23,277,197
July 2007	22,545,166
August 2007	21,737,510
September 2007	20,856,234
October 2007	19,903,683
November 2007	18,882,541
December 2007	17,795,818
January 2008	16,646,844
February 2008	15,439,254
March 2008	14,178,506
April 2008	12,963,169
May 2008	11,792,399

Month of Distribution Date	Class 1-A-6 Corridor Contract Notional Balance ($)
June 2008	10,665,365
July 2008	9,581,249
August 2008	8,539,239
September 2008	7,538,538
October 2008	6,578,356
November 2008	5,657,914
December 2008	4,776,443
January 2009	3,933,181
February 2009	3,127,378
March 2009	2,358,289
April 2009	1,625,182
May 2009	927,329
June 2009	264,012
July 2009 and thereafter	0.00

Month of Distribution Date	Class 1-A-15 Corridor Contract Notional Balance ($)
March 2007	60,000,000
April 2007	59,958,710
May 2007	59,917,213
June 2007	59,875,508
July 2007	59,833,595
August 2007	59,791,473
September 2007	59,749,140
October 2007	59,706,595
November 2007	58,515,254
December 2007	56,796,236
January 2008	54,976,122
February 2008	53,059,076
March 2008	51,052,060
April 2008	49,111,680
May 2008	47,237,164
June 2008	45,427,737
July 2008	43,682,617
August 2008	42,001,015
September 2008	40,382,139
October 2008	38,825,191
November 2008	37,329,367
December 2008	35,893,856
January 2009	34,517,845
February 2009	33,200,513
March 2009	31,941,034
April 2009	30,738,580
May 2009	29,592,313
June 2009	28,501,394
July 2009	27,464,979
August 2009	26,482,217
September 2009	25,551,808
October 2009	24,645,571
November 2009	23,763,085
December 2009	22,903,934
January 2010	22,067,710
February 2010	21,254,009
March 2010	20,462,436
April 2010	19,692,602
May 2010	18,944,123
June 2010	18,216,622
July 2010	17,509,729
August 2010	16,823,078
September 2010	16,156,309
October 2010	15,509,069
November 2010	14,881,011

Month of Distribution Date	Class 1-A-15 Corridor Contract Notional Balance ($)
December 2010	14,271,791
January 2011	13,681,074
February 2011	13,108,528
March 2011	12,553,826
April 2011	12,016,649
May 2011	11,496,679
June 2011	10,993,608
July 2011	10,507,128
August 2011	10,036,940
September 2011	9,582,748
October 2011	9,144,261
November 2011	8,721,192
December 2011	8,313,260
January 2012	7,920,187
February 2012	7,541,701
March 2012	7,177,534
April 2012	6,962,704
May 2012	6,760,852
June 2012	6,571,729
July 2012	6,395,087
August 2012	6,230,683
September 2012	6,078,279
October 2012	5,937,640
November 2012	5,808,534
December 2012	5,690,735
January 2013	5,584,019
February 2013	5,488,167
March 2013	5,402,963
April 2013	5,367,842
May 2013	5,342,271
June 2013	5,326,050
July 2013	5,318,981
August 2013	5,318,902
September 2013	5,318,822
October 2013	5,318,742
November 2013	5,318,662
December 2013	5,318,581
January 2014	5,318,500
February 2014	5,318,419
March 2014	5,318,337
April 2014	5,318,254
May 2014	5,318,171
June 2014	5,318,088
July 2014	5,318,005
August 2014	5,317,921
September 2014	5,317,836
October 2014	5,317,751
November 2014	5,317,666
December 2014	5,317,580
January 2015	5,317,494
February 2015	5,317,407
March 2015	5,317,320
April 2015	5,317,233
May 2015	5,309,763
June 2015	5,267,008
July 2015	5,223,646
August 2015	5,179,725
September 2015	5,135,287
October 2015	5,090,375
November 2015	5,045,032
December 2015	4,999,295
January 2016	4,953,205
February 2016	4,886,466
March 2016	4,712,053
April 2016	4,617,019
May 2016	4,523,490

Month of Distribution Date	Class 1-A-15 Corridor Contract Notional Balance ($)
June 2016	4,431,442
July 2016	4,340,853
August 2016	4,251,699
September 2016	4,163,958
October 2016	4,077,609
November 2016	3,992,628
December 2016	3,908,996
January 2017	3,826,690
February 2017	3,745,690
March 2017	3,665,976
April 2017	3,583,705
May 2017	3,502,775
June 2017	3,423,166
July 2017	3,344,855
August 2017	3,267,823
September 2017	3,192,049
October 2017	3,117,513
November 2017	3,044,195
December 2017	2,972,076
January 2018	2,901,137
February 2018	2,831,359
March 2018	2,762,724
April 2018	2,695,213
May 2018	2,628,808
June 2018	2,563,493
July 2018	2,499,248
August 2018	2,436,059
September 2018	2,373,906
October 2018	2,312,775
November 2018	2,252,648
December 2018	2,193,510
January 2019	2,135,344
February 2019	2,078,136
March 2019	2,021,870
April 2019	1,966,531
May 2019	1,912,104
June 2019	1,858,574
July 2019	1,805,928
August 2019	1,754,150
September 2019	1,703,228
October 2019	1,653,146
November 2019	1,603,893
December 2019	1,555,454
January 2020	1,507,817
February 2020	1,460,969
March 2020	1,414,896
April 2020	1,369,587
May 2020	1,325,029
June 2020	1,281,211
July 2020	1,238,120
August 2020	1,195,744
September 2020	1,154,073
October 2020	1,113,094
November 2020	1,072,797
December 2020	1,033,171
January 2021	994,205
February 2021	955,888
March 2021	918,209
April 2021	881,159
May 2021	844,728
June 2021	808,904
July 2021	773,680
August 2021	739,044
September 2021	704,987
October 2021	671,501
November 2021	638,575

Month of Distribution Date	Class 1-A-15 Corridor Contract Notional Balance ($)
December 2021	606,201
January 2022	574,369
February 2022	543,072
March 2022	512,193
April 2022	481,834
May 2022	451,985
June 2022	422,639
July 2022	393,788
August 2022	365,424
September 2022	337,538
October 2022	310,123
November 2022	283,171
December 2022	256,675
January 2023	230,627
February 2023	205,020
March 2023	179,847
April 2023	155,100
May 2023	130,774
June 2023	106,860
July 2023	83,352
August 2023	60,244
September 2023	37,528
October 2023	15,200
November 2023 and thereafter	0.00

Month of Distribution Date	Class 1-A-19 Corridor Contract Notional Balance ($)
March 2007	275,640,000
April 2007	275,450,312
May 2007	275,259,675
June 2007	275,068,084
July 2007	274,875,536
August 2007	274,682,026
September 2007	274,487,547
October 2007	273,233,955
November 2007	265,207,084
December 2007	256,658,427
January 2008	247,608,144
February 2008	238,078,242
March 2008	228,104,686
April 2008	218,463,495
May 2008	209,150,477
June 2008	200,161,431
July 2008	191,492,143
August 2008	183,138,386
September 2008	175,095,924
October 2008	167,360,505
November 2008	159,927,866
December 2008	152,793,733
January 2009	145,953,818
February 2009	139,403,820
March 2009	133,139,426
April 2009	127,156,313
May 2009	121,450,145
June 2009	116,016,573
July 2009	110,851,240
August 2009	105,949,777
September 2009	101,305,756
October 2009	96,789,267
November 2009	92,397,936
December 2009	88,129,428
January 2010	83,981,450

Month of Distribution Date	Class 1-A-19 Corridor Contract Notional Balance ($)
February 2010	79,951,745
March 2010	76,038,097
April 2010	72,238,328
May 2010	68,550,297
June 2010	64,971,899
July 2010	61,501,067
August 2010	58,135,767
September 2010	54,874,001
October 2010	51,713,807
November 2010	48,653,255
December 2010	45,690,448
January 2011	42,823,523
February 2011	40,050,647
March 2011	37,370,022
April 2011	34,779,877
May 2011	32,278,475
June 2011	29,864,106
July 2011	27,535,093
August 2011	25,289,785
September 2011	23,126,560
October 2011	21,043,826
November 2011	19,040,016
December 2011	17,113,593
January 2012	15,263,044
February 2012	13,486,883
March 2012	11,783,650
April 2012	10,851,056
May 2012	9,984,154
June 2012	9,181,585
July 2012	8,442,015
August 2012	7,764,132
September 2012	7,146,649
October 2012	6,588,299
November 2012	6,087,842
December 2012	5,644,056
January 2013	5,255,742
February 2013	4,921,722
March 2013	4,640,841
April 2013	4,615,363
May 2013	4,615,005
June 2013	4,614,644
July 2013	4,614,283
August 2013	4,613,919
September 2013	4,613,553
October 2013	4,613,186
November 2013	4,612,817
December 2013	4,612,446
January 2014	4,612,073
February 2014	4,611,699
March 2014	4,611,322
April 2014	4,610,944
May 2014	4,610,563
June 2014	4,610,181
July 2014	4,609,797
August 2014	4,609,411
September 2014	4,609,023
October 2014	4,608,633
November 2014	4,608,241
December 2014	4,607,847
January 2015	4,607,451
February 2015	4,607,053
March 2015	4,606,653
April 2015	4,606,252
May 2015	4,605,848
June 2015	4,605,442
July 2015	4,605,034

Month of Distribution Date	Class 1-A-19 Corridor Contract Notional Balance ($)
August 2015	4,604,624
September 2015	4,604,212
October 2015	4,603,798
November 2015	4,603,382
December 2015	4,602,964
January 2016	4,602,544
February 2016	4,602,122
March 2016	4,601,697
April 2016	4,601,270
May 2016	4,600,842
June 2016	4,600,411
July 2016	4,599,978
August 2016	4,599,543
September 2016	4,599,105
October 2016	4,598,666
November 2016	4,598,224
December 2016	4,597,780
January 2017	4,597,334
February 2017	4,596,886
March 2017	4,596,435
April 2017	4,595,982
May 2017	4,595,527
June 2017	4,595,069
July 2017	4,594,610
August 2017	4,594,148
September 2017	4,497,321
October 2017	4,318,938
November 2017	4,143,688
December 2017	3,971,518
January 2018	3,802,374
February 2018	3,636,204
March 2018	3,472,957
April 2018	3,312,583
May 2018	3,155,033
June 2018	3,000,257
July 2018	2,848,209
August 2018	2,698,840
September 2018	2,552,106
October 2018	2,407,960
November 2018	2,266,358
December 2018	2,127,256
January 2019	1,990,611
February 2019	1,856,380
March 2019	1,724,523
April 2019	1,594,997
May 2019	1,467,762
June 2019	1,342,780
July 2019	1,220,011
August 2019	1,099,417
September 2019	980,959
October 2019	864,602
November 2019	750,309
December 2019	638,044
January 2020	527,772
February 2020	419,458
March 2020	313,069
April 2020	208,571
May 2020	105,931
June 2020	5,117
July 2020 and thereafter	0.00

Month of Distribution Date	Class 1-A-21 Corridor Contract Notional Balance ($)
March 2007	100,000,000
April 2007	98,556,182
May 2007	96,870,044
June 2007	94,962,571
July 2007	92,836,790
August 2007	90,496,481
September 2007	87,946,171
October 2007	85,191,131
November 2007	82,237,362
December 2007	79,091,584
January 2008	75,761,215
February 2008	72,254,353
March 2008	68,584,234
April 2008	65,036,420
May 2008	61,609,368
June 2008	58,301,533
July 2008	55,111,365
August 2008	52,037,307
September 2008	49,077,800
October 2008	46,231,281
November 2008	43,496,181
December 2008	40,870,926
January 2009	38,353,938
February 2009	35,943,636
March 2009	33,638,432
April 2009	31,436,735
May 2009	29,336,949
June 2009	27,337,475
July 2009	25,436,709
August 2009	23,633,042
September 2009	21,924,111
October 2009	20,262,109
November 2009	18,646,163
December 2009	17,075,415
January 2010	15,549,019
February 2010	14,066,147
March 2010	12,625,981
April 2010	11,227,722
May 2010	9,870,580
June 2010	8,553,781
July 2010	7,276,565
August 2010	6,038,184
September 2010	4,837,901
October 2010	3,674,995
November 2010	2,548,756
December 2010	1,458,485
January 2011	403,498
February 2011 and thereafter	0.00

Month of Distribution Date	Class 1-A-23 Corridor Contract Notional Balance ($)
March 2007	30,000,000
April 2007	29,566,855
May 2007	29,061,013
June 2007	28,488,771
July 2007	27,851,037
August 2007	27,148,944
September 2007	26,383,851

Month of Distribution Date	Class 1-A-23 Corridor Contract Notional Balance ($)
October 2007	25,557,339
November 2007	24,671,209
December 2007	23,727,475
January 2008	22,728,364
February 2008	21,676,306
March 2008	20,575,270
April 2008	19,510,926
May 2008	18,482,810
June 2008	17,490,460
July 2008	16,533,409
August 2008	15,611,192
September 2008	14,723,340
October 2008	13,869,384
November 2008	13,048,854
December 2008	12,261,278
January 2009	11,506,182
February 2009	10,783,091
March 2009	10,091,530
April 2009	9,431,021
May 2009	8,801,085
June 2009	8,201,243
July 2009	7,631,013
August 2009	7,089,913
September 2009	6,577,233
October 2009	6,078,633
November 2009	5,593,849
December 2009	5,122,625
January 2010	4,664,706
February 2010	4,219,844
March 2010	3,787,794
April 2010	3,368,317
May 2010	2,961,174
June 2010	2,566,134
July 2010	2,182,970
August 2010	1,811,455
September 2010	1,451,370
October 2010	1,102,499
November 2010	764,627
December 2010	437,546
January 2011	121,049
February 2011 and thereafter	0.00

Month of Distribution Date	Class 2-A-5 Corridor Contract Notional Balance ($)
March 2007	50,000,000
April 2007	50,000,000
May 2007	50,000,000
June 2007	50,000,000
July 2007	50,000,000
August 2007	50,000,000
September 2007	50,000,000
October 2007	50,000,000
November 2007	50,000,000
December 2007	50,000,000
January 2008	50,000,000
February 2008	50,000,000
March 2008	50,000,000
April 2008	50,000,000
May 2008	50,000,000
June 2008	50,000,000
July 2008	50,000,000
August 2008	50,000,000

Month of Distribution Date	Class 2-A-5 Corridor Contract Notional Balance ($)
September 2008	50,000,000
October 2008	50,000,000
November 2008	50,000,000
December 2008	50,000,000
January 2009	50,000,000
February 2009	50,000,000
March 2009	19,355,569
April 2009	18,339,252
May 2009	17,370,388
June 2009	16,448,269
July 2009	15,572,182
August 2009	14,741,409
September 2009	13,955,231
October 2009	13,189,463
November 2009	12,443,751
December 2009	11,717,742
January 2010	11,011,092
February 2010	10,323,461
March 2010	9,654,515
April 2010	9,003,926
May 2010	8,371,369
June 2010	7,756,526
July 2010	7,159,084
August 2010	6,578,735
September 2010	6,015,175
October 2010	5,468,106
November 2010	4,937,233
December 2010	4,422,269
January 2011	3,922,928
February 2011	3,438,932
March 2011	2,970,003
April 2011	2,515,873
May 2011	2,076,274
June 2011	1,650,944
July 2011	1,239,624
August 2011	842,062
September 2011	458,008
October 2011	87,215
November 2011 and thereafter	0.00

Each Corridor Contract is scheduled to remain in effect up to and including the related Corridor Contract Termination Date. Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the related Corridor Contract or the related Corridor Contract becoming illegal or subject to certain kinds of taxation.

It will be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the related Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval will not be unreasonably withheld, provided the depositor is given notice) and any rating agency, if applicable.

If a Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from such Contract Counterparty will be paid to the trustee on behalf of the supplemental interest trustee and will be deposited into the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the related class of certificates, until related Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

The pooling and servicing agreement does not provide for the substitution of a replacement Corridor Contract in the event of a termination of a Corridor Contract or in any other circumstance.

The significance percentage for each Corridor Contract is less than 10% and in the aggregate, the significance percentage of for all of the Corridor Contracts with the Corridor Contract Counterparty is less than 10%. The “significance percentage” for a Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the related class of certificates. The “significance estimate” of a Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

SRFP, will be the interest rate contract provider under the Class 1-A-6 Corridor Contract, the Class 1-A-15 Corridor Contract, the Class 1-A-19 Corridor Contract, the Class 1-A-21 Corridor Contract, the Class 1-A-23 Corridor Contract and the Class 2-A-5 Corridor Contract.

Swiss Re Financial Products Corporation (“SRFP”) is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, SRFP trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. SRFP’s headquarters are located at 55 East 52nd Street, New York, New York 10055. SRFP currently has a long-term counterparty credit rating of “AA-” and a short-term debt rating of “A-1+” from Standard & Poor’s.

SRFP is an indirect, wholly owned subsidiary of Swiss Reinsurance Company (“Swiss Re”), a Swiss corporation. The obligations of SRFP under the Class 1-A-6 Corridor Contract, the Class 1-A-15 Corridor Contract, the Class 1-A-19 Corridor Contract, the Class 1-A-21 Corridor Contract, the Class 1-A-23 Corridor Contract and the Class 2-A-5 Corridor Contract are fully and unconditionally guaranteed under a guaranty by Swiss Re. Swiss Re was founded in Zurich, Switzerland, in 1863 and since then has become one of the world’s leading reinsurers. Swiss Re and its reinsurance subsidiaries have over 70 offices in more than 30 countries. Swiss Re’s headquarters are located at Mythenquai 50/60, CH-8022, Zurich, Switzerland. On June 12, 2006, Swiss Re announced that it completed its acquisition of GE Insurance Solutions (excluding its US life and health business) from General Electric.

Swiss Re currently has (i) from Standard & Poor’s: long-term counterparty credit, financial strength and senior unsecured debt ratings of “AA-” and a short-term counterparty credit rating of “A-1+,” (ii) from Moody’s: insurance financial strength and senior debt ratings of “Aa2” (negative outlook), and a short-term rating of “P-1” and (iii) from Fitch: insurer financial strength rating (Fitch initiated) and long-term issuer rating (Fitch initiated) of “AA-”.

Various regulatory authorities, including the U.S. Securities and Exchange Commission and State Attorneys General in the United States, including the New York State Attorney General’s office, State Insurance Departments in the United States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. Swiss Re is among the companies that have received subpoenas to produce documents relating to "non-traditional" products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments. Any of the foregoing could adversely affect its business, results of operations and financial condition.

The information contained in the preceding four paragraphs has been provided by SRFP and Swiss Re for use in this free writing prospectus. Neither SRFP nor Swiss Re undertakes any obligation to update such information. SRFP and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus other than the information contained in the preceding four paragraphs.

The offered certificates do not represent an obligation of either Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contracts and will not have any right to proceed directly against the Corridor Contract Counterparties in respect of their obligations under the Corridor Contracts.

The Corridor Contracts will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

The Corridor Contract Reserve Fund

The pooling and servicing agreement will require the trustee to establish an account (the “Corridor Contract Reserve Fund”), which will be held in trust by the supplemental interest trustee, on behalf of the holders of the Class 1-A-6, Class 1-A-15, Class 1-A-19, Class 1-A-21, Class 1-A-23 or Class 2-A-5 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

On each Distribution Date, the supplemental interest trustee, will deposit into the Corridor Contract Reserve Fund any amounts received in respect of a Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of the Corridor Contracts will be distributed to the related class of certificates to the extent necessary to pay the related current Yield Supplement Amount and any related Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain in the Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the latest Corridor Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class 1-A-6, Class 1-A-15, Class 1-A-19, Class 1-A-21, Class 1-A-23 or Class 2-A-5 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Citigroup Global Markets Inc.

For any Distribution Date, on or prior to the related Corridor Contract Termination Date on which LIBOR exceeds the applicable Corridor Strike Rate, the “Yield Supplement Amount” for the Class 1-A-6, Class 1-A-15, Class 1-A-19, Class 1-A-21, Class 1-A-23 or Class 2-A-5 Certificates, as applicable, will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the applicable class of certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and the applicable Corridor Ceiling Rate over (ii) the applicable Corridor Strike Rate.

Principal

General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under “—Priority of Distributions Among Certificates” between the related Class PO Component, on the one hand, and the related senior certificates (other than the related notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a “Discount mortgage loan”) will be determined as follows:

Discount Mortgage Loans in Loan Group	Net Mortgage Rate for Mortgage Loan	Non-PO Percentage of Discount Mortgage Loan
1	Less than 6.00%	Net mortgage rate divided by 6.00%
2	Less than 6.00%	Net mortgage rate divided by 6.00%

The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a “Non-Discount mortgage loan”) will be 100%.

Non-Discount Mortgage Loans in Loan Group	Net Mortgage Rate for Mortgage Loan
1	Greater than or equal to 6.00%
2	Greater than or equal to 6.00%

The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

Discount Mortgage Loans in Loan Group	PO Percentage of Discount Mortgage Loan
1	(6.00% — net mortgage rate) divided by 6.00%
2	(6.00% — net mortgage rate) divided by 6.00%

The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Component and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

The “Non-PO Formula Principal Amount” for any Distribution Date and loan group will equal the sum of:

(i) the sum of the applicable Non-PO Percentage of

(a)	all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

(b)
the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

(c)	the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to that Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

(e)
with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

(f)	all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

(ii)
(A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date,

Class 1-A-7 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-7 Certificates added to its Class Certificate Balance (this is sometimes referred to as the “Class 1-A-7 Accrual Amount”) will be distributed as principal in the following order:

(1) concurrently, to the Class 1-A-6, Class 1-A-21 and Class 1-A-23 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date, after giving effect to the distributions of accrued interest on the Class 1-A-8 Certificates; and

(2) to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero.

Class 1-A-8 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-8 Certificates added to its Class Certificate Balance (this is sometimes referred to as the “Class 1-A-8 Accrual Amount”) will be distributed as principal in the following order:

(1) concurrently, to the Class 1-A-6, Class 1-A-21 and Class 1-A-23 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date;

(2) to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero;

(3) concurrently, to the Class 1-A-6, Class 1-A-21 and Class 1-A-23 Certificates, pro rata, without regard to their Aggregate Targeted Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

(4) to the Class 1-A-8 Certificates, until its Class Certificate Balance is reduced to zero.

Class 1-A-16 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-16 Certificates added to its Class Certificate Balance (this is sometimes referred to as the “Class 1-A-16 Accrual Amount”) will be distributed as principal in the following order:

(1) concurrently, to the Class 1-A-15, Class 1-A-19 and Class 1-A-24 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date, after giving effect to the distributions of accrued interest on the Class 1-A-17 Certificates; and

(2) to the Class 1-A-16 Certificates, until its Class Certificate Balance is reduced to zero.

Class 1-A-17 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-17 Certificates added to its Class Certificate Balance (this is sometimes referred to as the “Class 1-A-17 Accrual Amount”) will be distributed as principal in the following order:

(1) concurrently, to the Class 1-A-15, Class 1-A-19 and Class 1-A-24 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date;

(2) to the Class 1-A-16 Certificates, until its Class Certificate Balance is reduced to zero;

(3) concurrently, to the Class 1-A-15, Class 1-A-19 and Class 1-A-24 Certificates, pro rata, without regard to their Aggregate Targeted Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

(4) to the Class 1-A-17 Certificates, until its Class Certificate Balance is reduced to zero.

Class 2-A-6 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 2-A-6 Certificates added to its Class Certificate Balance (this is sometimes referred to as the “Class 2-A-6 Accrual Amount”) will be distributed as principal in the following order:

(1) to the Class 2-A-5 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date, after giving effect to the distributions of accrued interest on the Class 2-A-7 Certificates;

(2) to the Class 2-A-6 Certificates, until its Class Certificate Balance is reduced to zero.

Class 2-A-7 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 2-A-7 Certificates added to its Class Certificate Balance (this is sometimes referred to as the “Class 2-A-7 Accrual Amount”) will be distributed as principal in the following order:

(1) to the Class 2-A-5 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

(2) to the Class 2-A-6 Certificates, until its Class Certificate Balance is reduced to zero;

(3) to the Class 2-A-5 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balances is reduced to zero; and

(4) to the Class 2-A-7 Certificates, until its Class Certificate Balance is reduced to zero.

Senior Principal Distribution Amount. On each Distribution Date, after distribution of the accrual amounts, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates:

Distributions with respect to Loan Group 1

Sequentially, to the following classes of certificates:

(1) concurrently, to the Class 1-A-4, Class 1-A-9 and Class 1-A-13 Certificates, pro rata, the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

(2) concurrently:

(a) 31.7643721998%, in the following order:

(i) sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date;

(ii) concurrently, to the Class 1-A-6, Class 1-A-21 and Class 1-A-23 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date;

(iii) to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero;

(iv) concurrently, to the Class 1-A-6, Class 1-A-21 and Class 1-A-23 Certificates, pro rata, without regard to their Aggregate Targeted Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

(v) to the Class 1-A-8 Certificates, until its Class Certificate Balance is reduced to zero;

(vi) sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

(vii) to the Class 1-A-3 Certificates, until its Class Certificate Balance is reduced to zero; and

(b) 68.2356278002%, in the following order:

(i) sequentially, to the Class 1-A-10 and Class 1-A-11 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date;

(ii) concurrently, to the Class 1-A-15, Class 1-A-19 and Class 1-A-24 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date;

(iii) to the Class 1-A-16 Certificates, until its Class Certificate Balance is reduced to zero;

(iv) concurrently, to the Class 1-A-15, Class 1-A-19 and Class 1-A-24 Certificates, pro rata, without regard to their Aggregate Targeted Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

(v) to the Class 1-A-17 Certificates, until its Class Certificate Balance is reduced to zero;

(vi) sequentially, to the Class 1-A-10 and Class 1-A-11 Certificates, in that order, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

(vii) to the Class 1-A-12 Certificates, until its Class Certificate Balance is reduced to zero; and

(3) concurrently, to the Class 1-A-4, Class 1-A-9 and Class 1-A-13 Certificates, pro rata, without regard to the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero.

Distributions with respect to Loan Group 2

Sequentially, to the following classes of certificates:

(1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

(2) to the Class 2-A-3 Certificates, the Group 2 Priority Amount, until its Class Certificate Balance is reduced to zero;

(3) to the Class 2-A-1 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Planned Balance for that Distribution Date;

(4) to the Class 2-A-5 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

(5) to the Class 2-A-6 Certificates, until its Class Certificate Balance is reduced to zero;

(6) to the Class 2-A-5 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero;

(7) to the Class 2-A-7 Certificates, until its Class Certificate Balance is reduced to zero;

(8) to the Class 2-A-1, without regard to its Planned Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero;

(9) to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero; and

(10) to the Class 2-A-3 Certificates, without regard to the Group 2 Priority Amount, until its Class Certificate Balance is reduced to zero.

Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 and loan group 2 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

On each Distribution Date, each Class of Exchangeable Certificates will be entitled to receive a proportionate share of the Senior Principal Distribution Amount distributed to the related classes of Depositable Certificates that have been deposited.

The capitalized terms used herein shall have the following meanings:

“Group 1 Priority Amount” for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage, (C) the Group 1 Priority Percentage and (D) the Senior Percentage for loan group 1 and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage, (C) the Group 1 Priority Percentage and (D) the Senior Prepayment Percentage for loan group 1.

“Group 1 Priority Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-4, Class 1-A-9 and Class 1-A-13 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the group 1 senior certificates (other than the related class PO component and the related notional amount certificates) immediately prior to that Distribution Date.

“Group 2 Priority Amount” for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage, (C) the Group 2 Priority Percentage and (D) the Senior Percentage for loan group 2 and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage, (C) the Group 2 Priority Percentage and (D) the Senior Prepayment Percentage for loan group 2.

“Group 2 Priority Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-3 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the group 2 senior certificates (other than the related class PO component and the related notional amount certificates) immediately prior to that Distribution Date.

“Scheduled Principal Distribution Amount” for any Distribution Date and loan group will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

“Unscheduled Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the liquidation proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

“Shift Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

“Due Date” means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

“Prepayment Period” means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from February 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.

The “Non-PO Pool Balance” for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in that loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

The “Senior Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of

•
the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of

•	the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

•	the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan,

•	the sum of

•
the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

•	the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date.

provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

“Stated Principal Balance” means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

“Deficient Valuation” means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

The “pool principal balance” equals the aggregate of the Stated Principal Balances of the mortgage loans.

The “loan group principal balance” with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

The “Senior Percentage” of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates (other than the related Class PO Component and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date.

For any Distribution Date on and prior to a Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

provided, however, that if on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, then the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will equal 100%.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

•
the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, is less than 50%, and

•	cumulative Realized Losses on the mortgage loans in each loan group do not exceed

•
commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) is reduced to zero.

Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an “Undercollateralized Group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an “Undercollateralization Distribution”). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until the Undercollateralized Group is no longer undercollateralized.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” above and “— Subordinated Principal Distribution Amount” below.

Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the “Restricted Classes”). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of subordinated certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

	Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Certificates	95.15%	4.85%	N/A
Class M	2.15%	2.70%	4.85%
Class B-1	0.90%	1.80%	2.70%
Class B-2	0.65%	1.15%	1.80%
Class B-3	0.45%	0.70%	1.15%
Class B-4	0.40%	0.30%	0.70%
Class B-5	0.30%	0.00%	0.30%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for each loan group and any Distribution Date will equal:

•	the sum of

•
the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

•
for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

•
the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

•	the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

•	reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for that Distribution Date and (y) the product of:

•	Available Funds for that loan group remaining after distribution and accretion of interest on the senior certificates in the related senior certificate group, and

•
a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution and accretion of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

The “PO Formula Principal Amount” for any Distribution Date and each Class PO Component and related loan group will equal the sum of

•	the sum of the applicable PO Percentage of:

•	all monthly payments of principal due on each mortgage loan in that related loan group on the related Due Date,

•
the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for that Distribution Date,

•
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

•
for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

•	all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

•
with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component, on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal on the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The Senior Credit Support Deletion Date is the date on which the Class Certificate Balance of each class of subordinated certificate has been reduced to zero.

On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

•
first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•
second, to the senior certificates of the related senior certificate group (other than the related Class PO Component and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances or in the case of the Class 1-A-7, Class 1-A-8, Class 1-A-16, Class 1-A-17, Class 2-A-6 and Class 2-A-7 Certificates, on the basis of the lesser of their respective Class Certificate Balances immediately prior to that Distribution Date and their respective initial Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero, except that any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-2, Class 1-A-4, Class 1-A-6, Class 1-A-13, and Class 1-A-21 Certificates will instead be allocated to the Class 1-A-9 Certificates, as follows: (i) the first $2,283,000 of Realized Losses that would otherwise be allocated to the Class 1-A-2 Certificates will instead be allocated to the Class 1-A-9 Certificates, (ii) the first $11,597,000 of Realized Losses that would otherwise be allocated to the Class 1-A-4 Certificates will instead be allocated to the Class 1-A-9 Certificates, (iii) the first $1,639,000 of Realized Losses that would otherwise be allocated to the Class 1-A-6 Certificates will instead be allocated to the Class 1-A-9 Certificates, (iv) the first $1,798,000 of Realized Losses that would otherwise be allocated to the Class 1-A-13 Certificates will instead be allocated to the Class 1-A-9 Certificates and (v) the first $5,098,000 of Realized Losses that would otherwise be allocated to the Class 1-A-21 Certificates will instead be allocated to the Class 1-A-9 Certificates, in each case until the Class Certificate Balance of the Class 1-A-9 Certificates is reduced to zero.

On any Distribution Date following the Senior Credit Support Depletion Date, the Class Certificate Balance of the Exchangeable Certificates, will be reduced by a proportionate share of the amount of Realized Losses allocated on that Distribution Date to the classes of related Depositable Certificates that have been deposited and will be increased by a proportionate share of the amount of Subsequent Recoveries allocated on that Distribution Date to the related classes of Depositable Certificates that have been deposited.

Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

A “Liquidated Mortgage Loan” is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

Annex I

Available Exchanges of Depositable Certificates for Exchangeable Certificates(1)(2)

Classes of Depositable Certificates		Related Classes of Exchangeable Certificates
Classes of Depositable Certificates	Original Certificate Balance or Notional Amount	Classes of Exchangeable Certificates	Maximum Original Certificate Balance or Notional Amount	Pass-Through Rate
Recombination 1
Class 1-A-1	$143,325,000	Class 1-A-25	$95,550,000	5.50%
Class 1-A-26			$47,775,000(3)	6.75% - LIBOR
Class 1-A-27			$47,775,000	LIBOR + 0.25

Recombination 2
Class 1-A-1	$143,325,000	Class 1-A-28	$114,660,000	5.75%
Class 1-A-29			$28,665,000(3)	6.75% - LIBOR
Class 1-A-30			$28,665,000	LIBOR + 0.25

Recombination 3
Class 1-A-10	$340,743,000	Class 1-A-31	$227,162,000	5.50%
Class 1-A-32			$113,581,000(3)	6.75% - LIBOR
Class 1-A-33			$113,581,000	LIBOR + 0.25

Recombination 4
Class 1-A-10	$340,743,000	Class 1-A-34	$272,595,000	5.75%
Class 1-A-35			$68,148,000(3)	6.75% - LIBOR
Class 1-A-36			$68,148,000	LIBOR + 0.25

Recombination 5
Class 1-A-1	$143,325,000	Class 1-A-37	$188,098,000	6.00%
Class 1-A-2	$44,773,000

(1)
Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex I. In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding Class Certificate Balances of the related Depositable Certificates at the time of exchange.

(2)
If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange.

(3)
This class of certificates is a class of interest-only notional amount certificates. The notional amount reflected in the table represents the maximum initial notional amount for this class of certificates.

The Mortgage Pool

The following information sets forth certain characteristics of the mortgage loans in loan group 1 and loan group 2 as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the mortgage loans in loan group 1 and loan group 2 as of the cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value. In addition, the Weighted Average FICO Credit Score column in the following tables has been calculated without regard to any mortgage loans where a FICO score is not available.

Loan Group 1

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.885	1	$61,653.85	0.00%	61,653.85	274	820	95.00
6.120	2	217,050.00	0.02	108,525.00	313	714	91.22
6.155	12	2,165,729.00	0.15	180,477.42	360	669	89.08
6.170	8	1,628,263.76	0.11	203,532.97	360	708	91.57
6.180	5	1,055,050.00	0.07	211,010.00	360	700	89.83
6.205	1	159,900.00	0.01	159,900.00	360	765	88.88
6.235	2	563,500.00	0.04	281,750.00	360	676	85.26
6.250	396	89,503,638.44	6.25	226,019.29	357	720	66.88
6.285	1	154,800.00	0.01	154,800.00	360	652	90.00
6.300	2	368,000.00	0.03	184,000.00	360	793	66.20
6.310	1	156,000.00	0.01	156,000.00	360	707	88.39
6.375	1,219	279,063,111.81	19.50	228,927.90	359	722	68.64
6.380	3	664,766.14	0.05	221,588.71	360	712	93.70
6.400	1	238,000.00	0.02	238,000.00	360	620	92.61
6.410	1	144,000.00	0.01	144,000.00	360	649	90.00
6.420	7	1,609,079.70	0.11	229,868.53	360	707	93.10
6.430	1	234,000.00	0.02	234,000.00	360	669	90.00
6.450	4	512,650.00	0.04	128,162.50	360	730	79.63
6.470	2	463,450.00	0.03	231,725.00	360	785	89.92
6.485	1	136,500.00	0.01	136,500.00	360	688	82.73
6.495	1	279,000.00	0.02	279,000.00	360	721	90.00
6.500	1,561	355,589,125.43	24.84	227,795.72	359	717	68.82
6.505	10	1,795,111.04	0.13	179,511.10	360	681	94.03

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
6.510	4	766,775.00	0.05	191,693.75	360	729	94.38
6.515	1	199,515.22	0.01	199,515.22	359	756	90.00
6.520	1	92,424.18	0.01	92,424.18	359	713	88.10
6.530	2	736,000.00	0.05	368,000.00	360	731	90.91
6.535	1	139,550.00	0.01	139,550.00	360	637	87.22
6.545	17	3,246,690.40	0.23	190,981.79	359	693	93.95
6.550	1	225,000.00	0.02	225,000.00	360	646	37.50
6.555	3	487,125.00	0.03	162,375.00	360	689	89.08
6.560	3	519,343.98	0.04	173,114.66	360	684	88.82
6.570	1	80,687.00	0.01	80,687.00	359	647	85.00
6.580	4	600,732.01	0.04	150,183.00	360	693	89.76
6.585	7	1,228,425.72	0.09	175,489.39	360	753	94.99
6.590	2	280,700.00	0.02	140,350.00	360	687	85.38
6.595	5	868,839.55	0.06	173,767.91	360	728	90.05
6.600	2	643,600.00	0.04	321,800.00	315	703	83.64
6.605	2	405,302.12	0.03	202,651.06	360	703	87.98
6.610	2	147,181.70	0.01	73,590.85	359	640	89.58
6.620	1	292,500.00	0.02	292,500.00	360	735	90.00
6.625	1,138	251,105,039.41	17.54	220,654.69	359	718	70.09
6.630	26	4,933,778.22	0.34	189,760.70	360	693	93.99
6.635	18	2,872,300.09	0.20	159,572.23	360	692	91.42
6.640	4	788,561.29	0.06	197,140.32	360	741	89.83
6.645	3	374,200.00	0.03	124,733.33	360	719	88.72
6.650	2	363,900.00	0.03	181,950.00	360	711	89.63
6.655	8	1,420,676.54	0.10	177,584.57	359	704	88.95
6.660	6	1,091,500.00	0.08	181,916.67	360	676	89.55
6.670	14	2,557,190.80	0.18	182,656.49	359	684	93.40
6.680	5	746,570.75	0.05	149,314.15	360	695	88.93
6.685	1	189,000.00	0.01	189,000.00	360	689	86.30
6.690	3	586,289.00	0.04	195,429.67	360	739	89.34
6.700	2	169,955.27	0.01	84,977.64	359	696	90.00
6.705	2	308,700.00	0.02	154,350.00	360	700	90.00
6.710	6	1,066,853.93	0.07	177,808.99	359	743	95.00
6.720	3	456,700.00	0.03	152,233.33	360	775	89.73
6.730	4	451,741.12	0.03	112,935.28	360	709	90.00
6.735	7	1,418,592.00	0.10	202,656.00	360	692	88.41

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
6.740	3	601,564.00	0.04	200,521.33	360	670	89.41
6.745	4	660,221.67	0.05	165,055.42	359	705	89.34
6.750	1,136	244,564,769.79	17.09	215,285.89	359	712	70.03
6.760	2	388,950.00	0.03	194,475.00	360	735	91.43
6.765	1	400,000.00	0.03	400,000.00	359	702	100.00
6.775	1	138,711.13	0.01	138,711.13	357	633	89.68
6.780	1	161,500.00	0.01	161,500.00	360	750	95.00
6.795	3	511,300.00	0.04	170,433.33	360	725	90.33
6.810	2	697,400.78	0.05	348,700.39	359	667	90.00
6.830	1	243,000.00	0.02	243,000.00	360	668	90.00
6.840	1	95,400.00	0.01	95,400.00	358	677	90.00
6.845	1	170,100.00	0.01	170,100.00	360	733	90.00
6.855	1	171,000.00	0.01	171,000.00	360	688	95.00
6.870	1	134,909.42	0.01	134,909.42	359	640	90.00
6.875	533	107,101,223.38	7.48	200,940.38	359	698	69.13
6.880	13	2,600,124.60	0.18	200,009.58	359	678	95.00
6.885	1	166,725.00	0.01	166,725.00	359	723	95.00
6.905	1	71,700.00	0.01	71,700.00	360	787	87.44
6.910	2	494,510.03	0.03	247,255.02	357	711	90.00
6.920	6	1,156,371.40	0.08	192,728.57	360	693	93.36
6.935	9	2,392,984.10	0.17	265,887.12	360	684	88.89
6.940	1	80,783.33	0.01	80,783.33	359	704	80.00
6.945	1	54,750.00	0.00	54,750.00	360	781	91.25
6.955	1	195,000.00	0.01	195,000.00	360	688	88.64
6.960	4	368,890.00	0.03	92,222.50	360	731	94.31
6.980	2	383,416.51	0.03	191,708.26	359	757	97.07
6.990	5	998,718.36	0.07	199,743.67	359	706	73.23
6.995	8	1,877,259.85	0.13	234,657.48	360	719	89.62
7.000	217	44,020,372.45	3.08	202,858.86	359	701	70.45
7.005	12	1,780,224.50	0.12	148,352.04	360	684	94.80
7.045	1	151,050.00	0.01	151,050.00	360	682	95.00
Total	6,528	$1,431,457,249.77	100.00%

(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 1 (net of such premiums) was approximately 6.574% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.598% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	51	$2,107,224.94	0.15%	41,318.14	6.651	349	731	40.76
50,000.01 - 100,000.00	538	44,146,858.68	3.08	82,057.36	6.640	358	718	61.62
100,000.01 - 150,000.00	1,059	134,692,643.29	9.41	127,188.52	6.645	359	714	69.31
150,000.01 - 200,000.00	1,560	274,009,648.37	19.14	175,647.21	6.614	359	713	69.62
200,000.01 - 250,000.00	1,141	257,003,389.41	17.95	225,243.99	6.601	359	717	70.50
250,000.01 - 300,000.00	847	233,346,896.83	16.30	275,498.11	6.587	359	713	70.57
300,000.01 - 350,000.00	595	193,230,921.69	13.50	324,757.85	6.587	359	712	71.31
350,000.01 - 400,000.00	486	183,260,726.80	12.80	377,079.68	6.579	359	713	72.14
400,000.01 - 450,000.00	206	85,306,260.98	5.96	414,108.06	6.543	360	723	69.39
450,000.01 - 500,000.00	13	6,178,681.21	0.43	475,283.17	6.541	360	724	70.94
500,000.01 - 550,000.00	17	8,814,727.27	0.62	518,513.37	6.623	359	731	70.69
550,000.01 - 600,000.00	7	4,132,962.80	0.29	590,423.26	6.609	360	741	53.95
600,000.01 - 650,000.00	5	3,114,750.00	0.22	622,950.00	6.474	360	716	58.36
650,000.01 - 700,000.00	1	667,000.00	0.05	667,000.00	6.375	360	762	60.64
700,000.01 - 750,000.00	2	1,444,557.50	0.10	722,278.75	6.436	359	770	71.69
Total	6,528	$1,431,457,249.77	100.00%

(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $219,280.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
619 and Below	35	$6,979,270.10	0.49%	199,407.72	6.691	359	613	63.13
620 - 639	466	104,262,232.01	7.28	223,738.70	6.667	359	631	67.38
640 - 659	554	116,162,495.34	8.11	209,679.59	6.642	359	649	66.51
660 - 679	826	180,360,573.23	12.60	218,354.20	6.599	359	670	69.05
680 - 699	770	171,599,465.00	11.99	222,856.45	6.616	358	689	70.52
700 - 719	838	186,410,163.80	13.02	222,446.50	6.589	359	709	71.59
720 and Above	3,005	658,728,441.41	46.02	219,210.80	6.574	359	762	70.93
Not Available	34	6,954,608.88	0.49	204,547.32	6.723	359	N/A	74.65
Total	6,528	$1,431,457,249.77	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 1 was approximately 715.

Documentation Programs

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
CLUES Plus	17	$2,915,329.10	0.20%	171,489.95	6.596	360	747	70.83
Full/Alternative	1,374	276,830,127.07	19.34	201,477.53	6.629	359	716	73.47
No Income/No Asset	649	131,070,704.57	9.16	201,957.94	6.610	359	711	61.17
No Ratio	490	115,487,191.68	8.07	235,688.15	6.600	358	712	68.65
Preferred	644	146,687,399.79	10.25	227,775.47	6.608	359	756	66.99
Reduced	2,842	649,373,385.48	45.36	228,491.69	6.575	359	710	71.89
Stated Income/Stated Asset	306	67,624,279.68	4.72	220,994.38	6.651	358	684	67.54
Streamlined	206	41,468,832.40	2.90	201,305.01	6.575	356	706	66.70
Total	6,528	$1,431,457,249.77	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	1,001	$182,699,440.27	12.76%	182,516.92	6.562	358	716	39.27
50.01 - 55.00	299	65,101,909.36	4.55	217,732.14	6.570	358	704	52.73
55.01 - 60.00	355	84,149,158.12	5.88	237,039.88	6.549	359	702	57.86
60.01 - 65.00	408	97,181,790.24	6.79	238,190.66	6.561	359	703	62.93
65.01 - 70.00	521	125,846,533.15	8.79	241,548.05	6.560	359	706	68.26
70.01 - 75.00	609	139,280,983.25	9.73	228,704.41	6.594	359	715	73.69
75.01 - 80.00	2,797	632,683,930.67	44.20	226,200.90	6.571	359	722	79.67
80.01 - 85.00	33	7,346,875.67	0.51	222,632.60	6.642	360	709	83.92
85.01 - 90.00	289	56,648,772.76	3.96	196,016.51	6.922	358	707	89.18
90.01 - 95.00	211	39,384,446.63	2.75	186,656.15	7.079	359	712	94.05
95.01 - 100.00	5	1,133,409.65	0.08	226,681.93	7.196	359	726	99.42
Total	6,528	$1,431,457,249.77	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 70.09%.

(2)	Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	971	$176,095,655.19	12.30%	181,354.95	6.562	358	715	39.22
50.01 - 55.00	292	63,836,942.02	4.46	218,619.66	6.569	357	703	52.45
55.01 - 60.00	337	79,609,728.09	5.56	236,230.65	6.543	359	703	57.69
60.01 - 65.00	391	92,581,189.75	6.47	236,780.54	6.563	359	703	62.65
65.01 - 70.00	473	114,479,424.80	8.00	242,028.38	6.552	359	704	67.81
70.01 - 75.00	526	119,865,096.48	8.37	227,880.41	6.594	359	710	73.18
75.01 - 80.00	994	225,957,891.21	15.79	227,321.82	6.577	359	706	78.74
80.01 - 85.00	74	19,932,424.68	1.39	269,357.09	6.573	360	718	77.94
85.01 - 90.00	516	113,296,728.67	7.91	219,567.30	6.744	359	715	83.10
90.01 - 95.00	526	112,366,898.19	7.85	213,625.28	6.758	359	719	83.95
95.01 - 100.00	1,428	313,435,270.69	21.90	219,492.49	6.573	360	734	79.63
Total	6,528	$1,431,457,249.77	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 76.12%.

(2)	Takes into account any secondary financing on the mortgage loans that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Arizona	369	$76,515,095.03	5.35%	207,357.98	6.607	359	719	71.17
California	1,185	324,675,020.14	22.68	273,987.36	6.545	359	713	63.65
Colorado	219	48,085,453.30	3.36	219,568.28	6.601	359	728	74.48
Florida	749	152,973,596.10	10.69	204,237.11	6.624	358	706	70.58
Georgia	181	32,925,475.42	2.30	181,908.70	6.639	358	717	76.15
Illinois	186	44,049,820.13	3.08	236,826.99	6.644	358	716	72.98
Maryland	136	33,579,398.72	2.35	246,907.34	6.576	359	715	70.20
Massachusetts	151	40,040,451.37	2.80	265,168.55	6.640	358	709	66.53
Nevada	191	45,056,517.03	3.15	235,897.99	6.586	360	724	73.31
New Jersey	179	43,531,418.06	3.04	243,192.28	6.614	359	715	65.89
New York	162	43,498,790.77	3.04	268,511.05	6.545	359	707	62.93
North Carolina	164	30,274,569.00	2.11	184,601.03	6.641	360	714	75.29
Oregon	209	43,474,683.71	3.04	208,012.84	6.590	360	720	73.46
Texas	383	62,971,216.23	4.40	164,415.71	6.640	360	721	77.12
Utah	147	29,791,883.07	2.08	202,665.87	6.570	360	725	73.23
Virginia	145	36,106,023.29	2.52	249,007.06	6.557	359	721	72.09
Washington	251	58,136,387.10	4.06	231,619.07	6.585	360	717	71.98
Other (less than 2%)	1,521	285,771,451.30	19.96	187,883.93	6.631	359	715	73.11
Total	6,528	$1,431,457,249.77	100.00%

(1)
The Other row in the preceding table includes 33 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.240% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (Cash-Out)	2,701	$600,964,894.60	41.98%	222,497.18	6.587	359	701	63.98
Purchase	2,412	513,602,807.05	35.88	212,936.49	6.595	359	735	77.01
Refinance (Rate/Term)	1,415	316,889,548.12	22.14	223,950.21	6.623	359	708	70.49
Total	6,528	$1,431,457,249.77	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2 to 4 Family Residence	380	$98,859,004.50	6.91%	260,155.28	6.593	358	724	65.40
Condominium Hotel	2	337,119.00	0.02	168,559.50	6.342	360	775	77.36
Cooperative	4	644,894.99	0.05	161,223.75	6.812	360	696	57.16
High-rise Condominium	66	16,578,825.82	1.16	251,194.33	6.585	357	743	73.43
Low-rise Condominium	451	89,878,063.33	6.28	199,286.17	6.594	359	727	70.85
Planned Unit Development	1,448	327,884,405.17	22.91	226,439.51	6.590	359	723	73.45
Single Family Residence	4,177	897,274,936.96	62.68	214,813.25	6.602	359	709	69.25
Total	6,528	$1,431,457,249.77	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Investment Property	920	$173,317,781.29	12.11%	188,388.89	6.618	359	734	64.98
Primary Residence	5,309	1,193,907,105.21	83.41	224,883.61	6.595	359	711	70.72
Secondary Residence	299	64,232,363.27	4.49	214,823.96	6.591	359	731	72.16
Total	6,528	$1,431,457,249.77	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	4,808	$1,052,423,289.26	73.52%	218,890.04	6.568	717	69.76
359	1,228	273,954,474.77	19.14	223,089.96	6.665	711	71.15
358	302	65,796,705.73	4.60	217,869.89	6.731	697	71.22
357	69	14,803,385.70	1.03	214,541.82	6.786	698	72.30
356	30	6,390,339.21	0.45	213,011.31	6.761	729	70.80
355	13	3,120,565.62	0.22	240,043.51	6.843	753	72.59
354	4	684,520.86	0.05	171,130.22	6.934	690	61.74
353	4	936,578.59	0.07	234,144.65	6.874	752	76.96
352	3	755,327.78	0.05	251,775.93	6.712	730	80.27
351	2	538,878.17	0.04	269,439.09	6.375	731	67.57
350	4	756,569.73	0.05	189,142.43	6.702	728	75.19
348	1	270,500.12	0.02	270,500.12	6.875	696	63.09
347	2	260,300.62	0.02	130,150.31	6.500	733	53.66
345	3	1,308,220.10	0.09	436,073.37	6.611	731	79.94
342	1	357,612.80	0.02	357,612.80	6.750	724	72.00
340	3	743,600.00	0.05	247,866.67	6.627	776	87.63
339	1	217,900.00	0.02	217,900.00	6.375	733	89.30
337	1	292,600.00	0.02	292,600.00	6.625	692	89.75
300	10	1,389,808.00	0.10	138,980.80	6.617	725	58.60
299	2	536,685.03	0.04	268,342.52	6.568	724	59.80
274	1	61,653.85	0.00	61,653.85	6.625	820	95.00
240	31	5,025,950.00	0.35	162,127.42	6.417	710	55.34
239	1	69,559.99	0.00	69,559.99	6.625	626	53.62
238	2	403,371.06	0.03	201,685.53	6.639	654	60.00
219	1	125,438.36	0.01	125,438.36	6.750	641	75.00
215	1	233,414.42	0.02	233,414.42	6.500	780	90.00
Total	6,528	$1,431,457,249.77	100.00%

(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 359 months.

Interest-Only Periods at Origination

Interest-Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	4,296	$887,557,784.01	62.00%	206,600.97	6.602	359	710	68.36
120	2,131	521,335,088.66	36.42	244,643.40	6.588	360	723	72.90
180	101	22,564,377.10	1.58	223,409.67	6.637	359	727	73.54
Total	6,528	$1,431,457,249.77	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	5,561	$1,242,774,723.98	86.82%	223,480.44	6.583	359	718	69.53
3	2	263,585.21	0.02	131,792.61	6.783	358	709	78.52
4	1	85,000.00	0.01	85,000.00	6.875	360	670	56.11
5	1	194,000.00	0.01	194,000.00	6.875	360	721	93.72
6	23	6,526,653.97	0.46	283,767.56	6.640	360	707	70.33
12	57	12,871,998.35	0.90	225,824.53	6.723	359	716	74.28
15	1	243,270.50	0.02	243,270.50	6.625	360	636	68.33
24	4	730,000.00	0.05	182,500.00	6.482	360	662	56.82
30	3	574,324.76	0.04	191,441.59	6.949	358	652	79.99
36	302	61,427,866.29	4.29	203,403.53	6.734	359	689	74.16
60	573	105,765,826.71	7.39	184,582.59	6.675	360	699	73.85
Total	6,528	$1,431,457,249.77	100.00%

Loan Group 2

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
6.170	1	$118,000.00	0.08%	118,000.00	360	628	93.65
6.200	1	110,700.00	0.08	110,700.00	360	702	90.00
6.250	41	10,129,439.82	6.91	247,059.51	359	714	69.56
6.330	1	387,000.00	0.26	387,000.00	360	731	90.00
6.375	131	31,190,916.48	21.29	238,098.60	359	709	67.33
6.380	1	280,155.00	0.19	280,155.00	360	700	95.00
6.420	1	85,577.00	0.06	85,577.00	360	635	90.08
6.460	1	213,750.00	0.15	213,750.00	360	692	95.00
6.500	143	32,593,328.84	22.24	227,925.38	359	709	69.32
6.505	1	69,950.00	0.05	69,950.00	360	632	93.27
6.545	2	262,980.00	0.18	131,490.00	360	645	90.68
6.605	1	235,600.00	0.16	235,600.00	360	816	95.00
6.615	1	256,000.00	0.17	256,000.00	360	715	89.82
6.625	121	27,000,860.37	18.43	223,147.61	360	725	71.15
6.630	4	588,520.92	0.40	147,130.23	359	689	94.81
6.635	2	419,150.00	0.29	209,575.00	360	690	90.58
6.640	2	486,900.00	0.33	243,450.00	359	756	90.00
6.650	1	165,000.00	0.11	165,000.00	360	625	94.29
6.655	2	387,880.00	0.26	193,940.00	360	738	91.26
6.660	3	535,479.10	0.37	178,493.03	359	656	90.62
6.670	1	124,200.00	0.08	124,200.00	360	676	90.00
6.685	1	387,000.00	0.26	387,000.00	360	678	88.97
6.690	1	107,915.75	0.07	107,915.75	359	742	90.00
6.705	2	242,910.00	0.17	121,455.00	360	698	90.00
6.710	1	73,150.00	0.05	73,150.00	360	734	95.00
6.730	1	91,728.39	0.06	91,728.39	359	690	90.00
6.735	1	175,859.25	0.12	175,859.25	359	637	88.00
6.745	1	126,803.44	0.09	126,803.44	359	678	90.00
6.750	117	26,488,716.98	18.08	226,399.29	359	720	68.08
6.760	1	332,253.24	0.23	332,253.24	359	728	95.00

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
6.795	1	154,278.16	0.11	154,278.16	354	702	93.13
6.875	34	8,550,501.28	5.84	251,485.33	360	713	69.57
6.880	3	457,425.00	0.31	152,475.00	360	742	95.00
6.885	1	194,609.04	0.13	194,609.04	359	626	95.00
6.895	1	134,900.00	0.09	134,900.00	360	647	89.93
6.915	1	69,750.00	0.05	69,750.00	360	625	90.00
6.965	2	442,500.00	0.30	221,250.00	360	682	93.80
6.970	1	161,550.00	0.11	161,550.00	359	681	90.00
7.000	11	2,120,782.89	1.45	192,798.44	358	720	57.54
7.005	1	370,500.00	0.25	370,500.00	360	677	95.00
7.010	2	212,695.00	0.15	106,347.50	360	681	95.00
Total	646	$146,537,215.95	100.00%

(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 6.564% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 2 was approximately 6.599% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	9	$390,739.97	0.27%	43,415.55	6.718	329	717	40.61
50,000.01 - 100,000.00	46	3,723,635.52	2.54	80,948.60	6.689	353	723	66.05
100,000.01 - 150,000.00	88	11,264,186.86	7.69	128,002.12	6.629	358	710	68.93
150,000.01 - 200,000.00	140	24,749,707.77	16.89	176,783.63	6.616	359	721	69.02
200,000.01 - 250,000.00	117	25,937,523.34	17.70	221,688.23	6.609	360	710	71.22
250,000.01 - 300,000.00	97	26,518,515.73	18.10	273,386.76	6.585	360	707	70.64
300,000.01 - 350,000.00	75	24,400,350.54	16.65	325,338.01	6.614	360	727	71.60
350,000.01 - 400,000.00	46	17,347,809.79	11.84	377,126.30	6.569	360	704	72.99
400,000.01 - 450,000.00	22	9,111,746.43	6.22	414,170.29	6.528	359	703	67.84
450,000.01 - 500,000.00	3	1,425,000.00	0.97	475,000.00	6.503	360	754	63.14
500,000.01 - 550,000.00	2	1,056,000.00	0.72	528,000.00	6.438	360	749	66.94
600,000.01 - 650,000.00	1	612,000.00	0.42	612,000.00	6.750	360	649	43.71
Total	646	$146,537,215.95	100.00%

(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $226,838.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
619 and Below	3	$672,500.00	0.46%	224,166.67	6.321	360	609	61.80
620 - 639	53	11,141,063.35	7.60	210,208.74	6.609	359	629	71.12
640 - 659	52	12,548,461.97	8.56	241,316.58	6.635	360	650	70.02
660 - 679	84	19,801,273.78	13.51	235,729.45	6.597	359	670	70.43
680 - 699	69	14,867,420.80	10.15	215,469.87	6.618	359	690	68.28
700 - 719	92	22,290,054.53	15.21	242,283.20	6.569	360	710	70.27
720 and Above	291	64,618,951.50	44.10	222,058.25	6.600	359	762	70.55
Not Available	2	597,490.02	0.41	298,745.01	6.663	357	N/A	63.67
Total	646	$146,537,215.95	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 2 was approximately 714.

Documentation Programs

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
CLUES Plus	1	$328,000.00	0.22%	328,000.00	6.500	360	717	80.00
Full/Alternative	141	28,688,423.20	19.58	203,463.99	6.667	359	706	71.95
No Income/No Asset	49	10,705,455.28	7.31	218,478.68	6.571	360	716	57.29
No Ratio	59	14,542,090.75	9.92	246,476.11	6.633	359	727	70.91
Preferred	71	16,143,957.99	11.02	227,379.69	6.647	359	754	70.45
Reduced	269	63,786,169.24	43.53	237,123.31	6.554	360	707	72.88
Stated Income/Stated Asset	30	6,918,543.49	4.72	230,618.12	6.623	359	694	60.41
Streamlined	26	5,424,576.00	3.70	208,637.54	6.568	355	705	63.98
Total	646	$146,537,215.95	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	98	$19,985,805.47	13.64%	203,936.79	6.568	357	718	40.20
50.01 - 55.00	25	5,864,719.97	4.00	234,588.80	6.603	360	719	53.32
55.01 - 60.00	37	9,072,089.85	6.19	245,191.62	6.554	360	724	57.28
60.01 - 65.00	42	9,233,565.72	6.30	219,846.80	6.490	358	695	62.44
65.01 - 70.00	45	11,036,469.01	7.53	245,254.87	6.515	360	704	68.16
70.01 - 75.00	69	16,379,602.69	11.18	237,385.55	6.542	360	699	73.68
75.01 - 80.00	264	62,461,222.36	42.62	236,595.54	6.568	360	721	79.60
80.01 - 85.00	1	404,934.18	0.28	404,934.18	6.750	360	701	82.64
85.01 - 90.00	35	6,662,434.23	4.55	190,355.26	6.967	358	697	89.34
90.01 - 95.00	30	5,436,372.47	3.71	181,212.42	7.205	360	706	94.54
Total	646	$146,537,215.95	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 70.19%.

(2)	Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	96	$19,470,370.18	13.29%	202,816.36	6.568	357	718	40.08
50.01 - 55.00	19	4,464,619.97	3.05	234,980.00	6.576	360	715	53.47
55.01 - 60.00	37	9,345,989.85	6.38	252,594.32	6.564	360	723	57.08
60.01 - 65.00	39	8,184,565.72	5.59	209,860.66	6.482	358	699	62.48
65.01 - 70.00	41	10,242,255.24	6.99	249,811.10	6.526	360	703	68.06
70.01 - 75.00	65	15,626,102.69	10.66	240,401.58	6.536	360	698	72.53
75.01 - 80.00	110	27,147,986.20	18.53	246,799.87	6.550	360	706	78.19
80.01 - 85.00	3	839,940.07	0.57	279,980.02	6.653	360	717	81.27
85.01 - 90.00	51	11,140,875.51	7.60	218,448.54	6.786	359	711	83.78
90.01 - 95.00	57	11,808,055.57	8.06	207,158.87	6.865	360	709	85.64
95.01 - 100.00	128	28,266,454.95	19.29	220,831.68	6.592	360	736	79.81
Total	646	$146,537,215.95	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 75.57%.

(2)	Takes into account any secondary financing on the mortgage loans that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Arizona	34	$7,720,635.30	5.27%	227,077.51	6.651	359	712	68.92
California	119	33,263,820.60	22.70	279,527.90	6.565	360	717	67.25
Colorado	20	4,935,167.07	3.37	246,758.35	6.676	360	730	75.53
Florida	51	10,517,098.46	7.18	206,217.62	6.638	359	700	69.51
Georgia	21	3,808,796.35	2.60	181,371.25	6.513	355	722	67.67
Illinois	23	5,783,839.02	3.95	251,471.26	6.642	359	731	69.40
Maryland	15	3,367,170.00	2.30	224,478.00	6.466	360	690	72.98
Massachusetts	15	4,318,201.02	2.95	287,880.07	6.531	357	721	65.46
Michigan	27	5,454,573.88	3.72	202,021.25	6.691	360	706	73.07
Nevada	14	3,067,268.20	2.09	219,090.59	6.539	360	728	75.28
New Jersey	23	6,183,107.66	4.22	268,830.77	6.501	359	705	68.00
New York	21	5,930,668.92	4.05	282,412.81	6.652	360	705	65.30
Oregon	15	3,486,208.18	2.38	232,413.88	6.587	360	721	65.66
Texas	33	5,835,614.87	3.98	176,836.81	6.623	360	715	78.16
Virginia	20	4,883,753.70	3.33	244,187.69	6.626	360	697	68.27
Washington	27	6,464,707.13	4.41	239,433.60	6.512	360	723	72.14
Other (less than 2%)	168	31,516,585.59	21.51	187,598.72	6.634	359	714	73.09
Total	646	$146,537,215.95	100.00%

(1)
The Other row in the preceding table includes 31 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.741% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (Cash-Out)	260	$61,550,052.45	42.00%	236,730.97	6.552	359	703	62.16
Purchase	226	50,030,329.63	34.14	221,373.14	6.652	360	733	78.86
Refinance (Rate/Term)	160	34,956,833.87	23.86	218,480.21	6.606	359	705	71.93
Total	646	$146,537,215.95	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2 to 4 Family Residence	49	$13,350,216.91	9.11%	272,453.41	6.545	360	719	60.93
High-rise Condominium	5	1,289,877.87	0.88	257,975.57	6.382	360	759	68.53
Low-rise Condominium	40	8,441,482.89	5.76	211,037.07	6.618	360	741	72.63
Planned Unit Development	121	27,918,222.76	19.05	230,729.11	6.621	360	717	74.82
Single Family Residence	431	95,537,415.52	65.20	221,664.54	6.602	359	709	69.94
Total	646	$146,537,215.95	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Investment Property	101	$19,595,313.69	13.37%	194,013.01	6.592	360	739	64.78
Primary Residence	514	120,025,410.14	81.91	233,512.47	6.587	359	709	70.88
Secondary Residence	31	6,916,492.12	4.72	223,112.65	6.826	359	729	73.61
Total	646	$146,537,215.95	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	511	$116,027,968.18	79.18%	227,060.60	6.577	714	70.53
359	89	20,626,250.32	14.08	231,755.62	6.676	715	69.02
358	25	6,388,676.10	4.36	255,547.04	6.689	708	73.22
357	7	1,537,798.44	1.05	219,685.49	6.679	715	70.03
356	2	539,000.00	0.37	269,500.00	6.802	708	53.82
355	1	415,140.02	0.28	415,140.02	6.625	N/A	56.50
354	2	244,720.03	0.17	122,360.02	7.236	682	91.66
341	1	78,580.84	0.05	78,580.84	6.750	711	22.86
332	1	46,782.02	0.03	46,782.02	7.000	712	24.24
300	1	185,000.00	0.13	185,000.00	6.750	769	48.94
240	6	447,300.00	0.31	74,550.00	6.426	703	36.39
Total	646	$146,537,215.95	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 359 months.

Interest-Only Periods at Origination

Interest-Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	415	$90,229,395.18	61.57%	217,420.23	6.593	359	712	69.87
120	223	54,704,820.77	37.33	245,313.10	6.612	360	716	70.63
180	8	1,603,000.00	1.09	200,375.00	6.525	360	730	73.53
Total	646	$146,537,215.95	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	646	$146,537,215.95	100.00%	226,837.80	6.599	359	714	70.19
Total	646	$146,537,215.95	100.00%